Exhibit 99.1

NON-BINDING WMIH CORP. TERM SHEET

SUMMARY OF TERMS OF AMENDED SERIES B PREFERRED STOCK

The following is a summary of terms and conditions (this “Term Sheet”) for proposed amendments to the terms of the Original Series B Preferred Stock (as defined below) of WMIH Corp. (such amended and restated Original Series B Preferred Stock, the “Amended Series B Preferred Stock”). Except as specifically noted, such terms and conditions would apply at the effective time (the “Effective Time”) specified below. A form of the amendment of the Existing Charter (as defined below) (the “2018 Amended Charter”) is attached as Exhibit A.

Each holder is urged to consult with its own tax advisor regarding the U.S. federal, state, local, non-U.S. and any other tax consequences of the transaction contemplated herein and the ownership, conversion and disposition of the Original Series B Preferred Stock (as defined below) and the Amended Series B Preferred Stock.

Issuer:	WMIH Corp., a Delaware corporation (“WMIH” or the “Company”).

Subject Security:	600,000 shares of 3.00% Series B Convertible Preferred Stock, par value $0.00001 per share (the “Original Series B Preferred Stock”).

Rank of Security:	Same as existing terms of the Original Series B Preferred Stock as set forth in the WMIH Corp. Amended and Restated Certificate of Incorporation of the Company (the “Existing Charter”).

Liquidation Preference:	The greater of (i) $1,000 per share plus accrued and unpaid dividends, if any, whether or not declared and whether or not paid in cash or securities and (ii) the amount such holder would receive on an as-converted basis in a pro rata distribution to holders of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) in a liquidation.

Risk Factors:

The risks associated with the Company’s business, financial condition, and results of operations are identified and discussed in the Company’s Form 10-K for the year ended December 31, 2016 under Risk Factors in Part I, Item 1A.

Additional Tax Risk Factors with Respect to Amended Series B Preferred Stock. A stock distribution made by a corporation to its shareholders is generally a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”), except as provided in Sections 305(b) and 305(c) of the Code. The Company believes that Dividends (as defined below) should be treated, under Section 305(a) of the Code, as a nontaxable distribution with respect to the Amended Series B Preferred Stock for U.S. federal income tax purposes. There can be no assurance that this position will not be challenged successfully by an applicable taxing authority, or significantly modified by new legislation, changes in an applicable taxing authority’s positions or court decisions.

If a Dividend is treated as a distribution described in either Section 305(b) or 305(c) of the Code, the receipt of such Dividend would be treated as a taxable dividend in an amount equal to the lesser of the fair market value of the Dividend and the holder’s allocable share of the Company’s current and accumulated earnings and profits. Any excess would be treated first as a tax-free return of capital to the extent of such holder’s adjusted basis in its Amended Series B Preferred Stock and then as capital gain.

Amendment Filing Date:	As soon as practicable following receipt of Required Company Approvals, Required Series B Stockholder Consent as discussed herein.

Effective Time:	12:00 a.m., New York City time, on January 5, 2018; provided that a Qualified Acquisition (as defined in the Existing Charter) has not occurred prior to such time. See –“KKR Agreement” below.

Offering Type:	Exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Conversion Price Range; Fixed Conversion Price:	Prior to the Effective Time, the conversion price will be the same as the existing terms set forth in the Existing Charter. Commencing on and after the Effective Time, the conversion price of the Amended Series B Preferred Stock shall be fixed at a conversion price of $1.35 per share of Common Stock.

Mandatory Redemption Date Extension:	As of the Effective Time, the “Mandatory Redemption Date” as defined in the Existing Charter shall be changed from January 5, 2018 to the close of business on October 5, 2019 (the “New Mandatory Redemption Date”); provided, however, that if, prior to the New Mandatory Redemption Date, the Company has publicly announced that it has entered into a definitive agreement relating to an Acquisition, the New Mandatory Redemption Date shall be extended to the earlier to occur of (i) April 5, 2020 and (ii) the day immediately following (x) the date such definitive agreement is terminated or (y) the date such Acquisition is closed.

Dividends:	Prior to the Effective Time, the dividend provisions of the Existing Charter apply. On and after the Effective Time, holders of shares of outstanding Amended Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company (the “Board”) a semi-annual dividend at an annual rate of 5.00%, payable in Common Stock (a “Dividend”) valued at the higher of (i) the average trading price of the Common Stock over the 20 trading days immediately prior to the record date for the dividend, and (ii) $1.05 per share; provided, however, that prior to any such declaration of a Dividend, the Company may request holders of Amended Series B Preferred Stock to execute and deliver to the Company a tax representation letter substantially in the form attached hereto as Exhibit B (a “Representation Letter”) on or prior to the record date of such Dividend; it being understood that if:

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(i) the Company makes such a request and such holder does not deliver a Representation Letter to the Company in a timely manner; or

(ii) the Board of Directors determines, in accordance with Article VIII of the Existing Charter, that the payment of a Dividend would create a Substantial Holder (as defined in the Existing Charter) and/or increase the Percentage Stock Ownership (as defined in the Existing Charter) of a Substantial Holder, then the Board of Directors, in accordance with Article VIII of the Existing Charter, may determine that any or all of any Dividend constitutes Excess Securities (as defined in the Existing Charter) and shall deliver any such Excess Securities to an Agent (as defined in the Existing Charter) for the sale of all of such Excess Securities, the proceeds from which shall be distributed in accordance with the terms of Section 3 of Article VIII of the 2018 Amended Charter as if the holder that would otherwise have received such Dividend were a Purported Transferee (as defined in the Existing Charter) of such Excess Securities. See –“KKR Agreement” below.

Participating Dividends:	Same as existing terms of the Original Series B Preferred Stock as set forth in the Existing Charter.

Qualified Acquisition:	The term “Qualified Acquisition” shall have the same meaning ascribed thereto as in the Existing Charter.

Acquisition:

The definition of “Acquisition” shall be amended and restated as follows:

“Acquisition” means any acquisition by the Company, a holding company of the Company or a holding company to be formed by the Company, or any of the Company’s direct or indirect wholly-owned subsidiaries, in a single transaction or a series of transactions, whether by purchase, merger or otherwise, of all or substantially all of the assets of, 80% or more of the equity interests in, or a business line, unit or division of, any Person (as defined in the Existing Charter) (a “Target”).

Escrow Agreement Amendment:	That certain escrow agreement by and between the Company and Citibank, N.A., as agent, dated as of January 5, 2015, will be amended to provide for the release of funds from the escrow account (the “Escrow Property”) in accordance with the terms and conditions contemplated hereby and as will be set forth in the 2018 Amended Charter.

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Mandatory Conversion; Special Distribution:	On each date that any Acquisition is closed, the number of outstanding shares of Amended Series B Preferred Stock having an aggregate liquidation preference equal to the net proceeds from the issuance of the Original Series B Preferred Stock utilized in such Acquisition, on a pro rata basis, will automatically convert into a number of shares of Common Stock equal to the $1,000 liquidation preference amount plus accrued but unpaid dividends divided by the Conversion Price. Upon a Qualified Acquisition, all of the Amended Series B Preferred Stock shall be converted in accordance with the foregoing. In addition, holders of Series B Preferred Stock will receive a special distribution of 19.04762 shares of Common Stock per share of Series B Preferred Stock upon the conversion thereof upon the consummation of any Acquisition (the “Special Distribution”).

Transfer Restrictions:	All Amended Series B Preferred Stock and any Common Stock issued as Dividends, upon a Mandatory Conversion or in respect of the a Special Distribution, in each case, will bear a restrictive legend in the forms attached hereto as Exhibit C. Notwithstanding anything to the contrary herein, the Amended Series B Preferred Stock and any Common Stock issued as Dividends, upon a Mandatory Conversion or in respect of a Special Distribution, in each case, may be transferred only in accordance with Article VIII of the Existing Charter, which governs Transfers (as defined therein) by Substantial Holders (as defined therein).

Registration Rights:	The Company will use reasonable efforts to file a shelf registration statement covering the Amended Series B Preferred Stock, the Common Stock issued upon the conversion of the Amended Series B Preferred Stock, the Common Stock issued in respect of a Special Distribution and the Common Stock issued in connection with a Regular Dividend (as defined in the 2018 Amended Charter) in accordance with the terms set forth in an amendment to the existing registration rights agreement, substantially in the form attached as Exhibit D, which the Company will enter into prior to the Effective Time.

Company Advisors:	Keefe, Bruyette & Woods and KKR Capital Markets LLC.

Required Company Approvals:	In order for the 2018 Amended Charter to be filed with the Delaware Secretary of State, the Finance Committee of the Board must approve and recommend for approval, subject to review by the Audit Committee of the Board, the terms of the 2018 Amended Charter, the Audit Committee of the Board must approve any related party transaction, and the Board must approve the 2018 Amended Charter.

Required Series B Stockholder Consent:	In order for the 2018 Amended Charter to be filed with the Delaware Secretary of State, holders of a majority of the outstanding Original Series B Preferred Stock, voting as a separate class, must approve the 2018 Amended Charter (the “Requisite Series B Stockholder Consent”) attached hereto as Exhibit E.

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Regulatory Notices and Filings:	In connection with the 2018 Amended Charter, the Company must submit a Notification of Listing of Additional Shares form to the Nasdaq in accordance with Nasdaq listing rule 5250(e)(2). Promptly after receipt of the Requisite Series B Stockholder Consent, notice, in accordance with Section 228(e) of the Delaware General Corporation Law, with respect to the actions taken by written consent in lieu of a meeting by the consenting Original Series B Preferred Stock holders regarding the 2018 Amended Charter, must be sent to all non-consenting holders of Original Series B Preferred Stock. Simultaneously with providing notice to the non-consenting holders of Original Series B Preferred Stock, and in any event within four business days of obtaining the Requisite Series B Stockholder Consent, the Company must file a Form 8-K with the Securities and Exchange Commission (the “SEC”) to disclose the receipt of the Requisite Series B Stockholder Consent (if obtained). Immediately prior to the filing of the Form 8-K, the Company must disclose such information to Nasdaq. In addition, after receipt of the Requisite Series B Stockholder Consent and the Required Company Approvals, the 2018 Amended Charter may be filed with the Delaware Secretary of State. Within four business days of filing the 2018 Amended Charter, the Company must file a Form 8-K with the SEC to disclose the 2018 Amended Charter and certain other terms of the transaction, if necessary, and immediately prior to the filing of the Form 8-K, the Company must disclose such information to Nasdaq.

Non-Binding:	Except with respect to this provision, this Term Sheet is intended solely as an outline of general terms and as the basis for further discussion. It is not intended to be, and does not constitute, a legally binding obligation or commitment on behalf of any person. This Term Sheet does not create and is not intended to create a duty to negotiate, in good faith or otherwise, towards a binding contract and may not be relied upon as the basis for a contract by estoppel or otherwise. This Term Sheet may be withdrawn at any time for any reason or no reason. No legally binding obligation or commitment will be created, implied or inferred hereby. This Term Sheet does not constitute an offer to sell or a solicitation of an offer to buy securities. In addition, this Term Sheet remains subject to Board approval and the authorization, execution and delivery of final documentation satisfactory to the parties and their respective legal counsel. Any amendment of the Original Series B Preferred Stock will contain terms that are not addressed above and will be subject to approvals required by the Company’s organizational documents or by law.

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KKR Agreement:

Concurrently with the Company obtaining the Requisite Series B Stockholder Consent, the Company and certain KKR affiliates will execute and deliver an agreement in substantially the form attached hereto as Exhibit F, which agreement’s survival shall be subject to the occurrence of the Effective Time in accordance with the terms hereof (the “KKR Agreement”).

The KKR Agreement will provide (i) that until July 5, 2019, subject to maintaining a stated threshold of ownership of securities of the Company, the Company shall not enter into any definitive documentation relating to a Target Acquisition (as defined therein) without the prior written consent of KKR Fund Holdings L.P. (“KKR Fund”) and (ii) subject to certain exceptions, the Board has determined under Article VIII that the restrictions imposed in Section 2(a) of Article VIII shall not apply to KKR Wand Investors L.P. (“KKR Wand”) with respect to (w) the issuance of any Common Stock in respect of a Regular Dividend or in respect of a Special Distribution, in each case, pursuant to the terms of the Amended Series B Preferred Stock, (x) any deemed Securities Acquisition (as defined therein) of Amended Series B Preferred Stock resulting from the 2018 Amended Charter, (y) any deemed Securities Acquisition (as defined therein) attributable to the mandatory conversion of Amended Series B Preferred Stock and any Securities Acquisition by KKR Fund of Common Stock upon exercise of the Warrants (defined therein); and (z) the continued status as a permitted Substantial Holder of KKR Fund and KKR Wand.

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Exhibit A

Form of 2018 Amended Charter

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WMIH CORP.

WMIH Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is WMIH Corp.

SECOND: The date of the filing of the Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State for the State of Delaware was May 11, 2015.

THIRD: Article VI of the Charter be, and it hereby is, amended in its entirety to read as follows:

ARTICLE VI 5.00% SERIES B CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “5.00% Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 600,000. From and after the Amendment Effective Time (as defined below), the powers, designations, preferences and relative, participating, optional or other special rights, of the Series B Preferred Stock and the qualifications, limitations, or restrictions thereof shall be as provided in this Article VI. Prior to the Amendment Effective Time and in the event a Qualified Acquisition occurs prior to the Amendment Effective Time such that the Amendment Effective Time does not occur, the powers, designations, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and the qualifications, limitations, or restrictions thereof shall be as provided in Article VI of the Amended and Restated Certificate of Incorporation of the Corporation as attached to Annex I to the Certificate of Merger of WMI Holdings Corp. (a Washington corporation) with and into WMIH Corp. (a Delaware corporation) as filed with the Secretary of State for the State of Delaware on May 11, 2015 (the “Prior Charter”), and this Article VI shall not become applicable and shall not modify or govern the power, designations, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock as in effect in Article VI of the Prior Charter, and qualifications, limitations or restrictions thereof.

2. Definitions. As used in this Article VI with respect to Series B Preferred Stock:

(a) “Acquisition” means any acquisition by the Corporation, a holding company of the Corporation or a holding company to be formed by the Corporation, or any of the Corporation’s direct or indirect wholly-owned subsidiaries, in a single transaction or a series of transactions, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or of 80% or more of the equity interests in, or a business line, unit or division of, any Person.

(b) “Amendment Effective Time” means 12:00 a.m., New York City time, on January 5, 2018, unless a Qualified Acquisition has occurred prior to such time, in which case, such Amendment Effective Time shall not occur.

(c) “Authorized Officers” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Corporation.

(d) “Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action.

(e) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close or be closed.

(f) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(g) “Change of Control Event” shall have the meaning set forth in Section 7(b) of this Article VI.

(h) “Change of Control Event Corporation Notice” shall have the meaning set forth in Section 7(c) of this Article VI.

(i) “Change of Control Event Repurchase Date” shall have the meaning set forth in Section 7(a) of this Article VI.

(j) “Change of Control Event Repurchase Offer” shall have the meaning set forth in Section 7(a) of this Article VI.

(k) “Change of Control Event Repurchase Price” shall have the meaning set forth in Section 7(a) of this Article VI.

(l) “Conversion Agent” means the Transfer Agent.

(m) “Conversion Price” shall mean $1.35 per share of Common Stock, subject to adjustment as set forth in this Article VI.

(n) “DTC” means The Depository Trust Company.

(o) “Escrow Agent” means Citibank, N.A., a national banking association organized and existing under the laws of the United States of America and acting through its Agency and Trust Division and solely in its capacity as escrow agent under the Escrow Agreement.

(p) “Escrow Agreement” means the Escrow Agreement, dated as of January 5, 2015, by and among WMI Holdings Corp., the predecessor in interest of the Corporation, and the Escrow Agent, as amended from time to time.

(q) “Event of Nonpayment” shall have the meaning set forth in Section 15(b) of this Article VI.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s) “Exchange Property” shall have the meaning set forth in Section 11(e) of this Article VI.

(t) “Expiration Date” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(u) “Expiration Time” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(v) “Holder” means the Person in whose name shares of the Series B Preferred Stock are registered.

(w) “Issue Date” means January 5, 2015, which is the original issue date of the Series B Preferred Stock.

(x) “Junior Stock” means the Common Stock and, if issued, the junior participating preferred stock of the Corporation and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation.

(y) “Liquidation Preference” shall have the meaning set forth in Section 12(a) of this Article VI.

(z) “Mandatory Conversion” means a conversion of the Series B Preferred Stock to Common Stock pursuant to Section 5 of this Article VI.

(aa) “Mandatory Conversion Date” shall have the meaning set forth in Section 5(a) of this Article VI.

(bb) “Mandatory Redemption Date” shall have the meaning set forth in Section 6(a) of this Article VI.

(cc) “Mandatory Redemption Price” shall have the meaning set forth in Section 6(a) of this Article VI.

(dd) “Market Disruption Event” means a failure by the Relevant Stock Exchange to open for trading during its regular trading session or the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in Common Stock or in any options contracts or futures contracts relating to Common Stock.

(ee) “Non-U.S. Holder” means a Holder that is not treated as a “United States person” for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

(ff) “Offering” means the offering of the Series B Preferred Stock which closed on the Issue Date.

(gg) “Officer’s Certificate” means a certificate of the Corporation that is signed on behalf of the Corporation by an Authorized Officer.

(hh) “Parity Stock” means any class of capital stock or series of Preferred Stock of the Corporation now existing (including the Series A Preferred Stock) or established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.

(ii) “Participating Dividends” shall have the meaning set forth in Section 4(a) of this Article VI.

(jj) “Paying Agent” means the Transfer Agent.

(kk) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ll) “Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section 15(b) of this Article VI.

(mm) “Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Series B Preferred Stock.

(nn) “Purchased Shares” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(oo) “Qualified Acquisition” means an Acquisition that, taken together with prior Acquisitions (if any), collectively utilize aggregate net proceeds of the Offering in the amount of $450.0 million.

(pp) “Record Holders” means, as to any day, the Holders of record of the Series B Preferred Stock as they appear on the stock register of the Corporation at 5:00 p.m., New York City time, on such day.

(qq) “Registrar” means the Transfer Agent.

(rr) “Regular Dividends” shall have the meaning set forth in Section 3(a) of Article VI.

(ss) “Regular Dividend Payment Date” means June 15 and December 15 of each year, commencing on June 15, 2018.

(tt) “Regular Dividend Period” means the period commencing on, and including, a Regular Dividend Payment Date (or if no Regular Dividend Payment Date has occurred, commencing on, and including, the Amendment Effective Time), and ending on, and including, the day immediately preceding the next succeeding Regular Dividend Payment Date.

(uu) “Regular Record Date” means with respect to payment of Regular Dividends on the Series B Preferred Stock, the 1st calendar day of the month in which the relevant Regular Dividend Payment Date falls or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Regular Dividend Payment Date, but only to the extent a Regular Dividend has been declared to be payable on such Regular Dividend Payment Date. The Regular Record Date shall apply regardless of whether such date is a Business Day.

(vv) “Relevant Stock Exchange” means the Nasdaq Capital Market or any other principal U.S. national or regional securities exchange on which Common Stock is then listed.

(ww) “Reorganization Event” shall have the meaning set forth in Section 11(e) of this Article VI.

(xx) “Representation Letter” shall have the meaning set forth in Section 3(d) of this Article VI.

(yy) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(zz) “Senior Stock” means any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights and rights upon the liquidation, dissolution or winding up of the Corporation.

(aaa) “Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Corporation, par value $0.00001 per share.

(bbb) “Series B Preferred Stock” shall have the meaning set forth in Section 1 of this Article VI and, where the context so requires, at times prior to the incorporation of the Corporation, includes the Series B Preferred Stock issued by WMI Holdings Corp., the predecessor in interest of the Corporation, and the initial issuer of the Series B Preferred Stock.

(ccc) “Special Distribution” shall have the meaning set forth in Section 5(a) of this Article VI.

(ddd) “Special Stub Dividend” shall have the meaning set forth in Section 3(a) of Article VI.

(eee) “Special Stub Dividend Payment Date” means January 16, 2018, when, as and if the Special Stub Dividend is declared by the Board of Directors.

(fff) “Special Stub Dividend Period” means the period commencing on and including December 15, 2017 to and including January 4, 2018.

(ggg) “Subsidiary” means, with respect to the Corporation or any other Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

(hhh) “Substantial Holder” shall have the meaning set forth in Article VIII.

(iii) “Total Liquidation Preference” shall have the meaning set forth in Section 12(a) of this Article VI.

(jjj) “Trading Day” means a day on which there is no Market Disruption Event and trading in Common Stock generally occurs on the Relevant Stock Exchange or, if Common Stock is not then listed on any Relevant Stock Exchange, on the principal other market on which Common Stock is then listed or admitted for trading. If Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

(kkk) “Transfer Agent” means, initially, Computershare Trust Company, N.A. unless a successor transfer agent is appointed pursuant to Section 20 and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

(lll) “Volume Weighted Average Price” or “VWAP” per share of Common Stock means, on any Trading Day, the price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page WMIH US <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.

3. Dividends.

(a) Special Stub Dividend. Holders of shares of outstanding Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation lawfully available for payment a Special Stub Dividend at an annual rate of 3.00% of the Liquidation Preference per share of Series B Preferred Stock, payable in arrears on the Special Stub Dividend Payment Date, in cash (the “Special Stub Dividend”). The Special Stub Dividend shall accumulate during the Special Stub Dividend Period whether or not, in the Special Stub Dividend Period, there have been funds of the Corporation lawfully available for the payments of such Special Stub Dividend. The Special Stub Dividend shall be payable on the Special Stub Dividend Payment Date to Holders that are Record Holders on the record date set by the Board of Directors for the payment of the Special Stub Dividend, but only to the extent the Special Stub Dividend has been declared by the Board of Directors to be payable on the Special Stub Dividend Payment Date. The Special Stub Dividend shall be based on the number of days elapsed during the Special Stub Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid Special Stub Dividends will continue to accumulate at the rate of 3.00% per annum. No interest, or sum of money in lieu of interest shall be payable in respect of any Special Stub Dividend payment or payments. If the Special Stub Dividend is not paid on the Special Stub Dividend Payment Date in full to all holders of the Series B Preferred Stock, such Special Stub Dividend shall be declared and paid pro rata so that the respective amounts of such dividends so declared and paid shall bear the same ratio as all accrued and unpaid Special Stub Dividends on the shares of Series B Preferred Stock payable on the Special Stub Dividend Payment Date bear to each other. If the Board of Directors determines not to pay the Special Stub Dividend in full on the Special Stub Dividend Payment Date, the Corporation will provide written notice to the Holders prior to the Special Stub Dividend Payment Date.

(b) Regular Dividends. Holders of shares of outstanding Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the capital stock of the Corporation lawfully available for issuance, cumulative regular dividends at an annual rate of 5.00% of the Liquidation Preference per share of Series B Preferred Stock, payable semi-annually in arrears on each Regular Dividend Payment Date, in a number of shares of Common Stock per share of Series B Preferred Stock equal to the quotient obtained by dividing the amount of such dividend payment by the greater of (A) the arithmetic average of daily Volume Weighted Average Price per share for the Common Stock during the 20

Trading Day period ending on the Trading Day immediately preceding the record date for such dividend and (B) $1.05 (in the case of both (A) and (B), as may be equitably adjusted as determined by the Corporation for any splits, reverse-splits, reclassifications or other similar transformative, dilutive or anti-dilutive events impacting the Common Stock), rounded down to the nearest whole share (subject to Section 3(d) and Section 5(c) of this Article VI below) (the “Regular Dividends”). Regular Dividends shall accumulate from the most recent date as to which Regular Dividends shall have been paid or, if no Regular Dividends have been paid, from the Amendment Effective Time, whether or not in any Regular Dividend Period or Regular Dividend Periods, as the case may be, there have been shares of Common Stock lawfully available for the payment of such Regular Dividends. Regular Dividends shall be payable on a Regular Dividend Payment Date to Holders that are Record Holders on the Regular Record Date immediately preceding such Regular Dividend Payment Date, but only to the extent a Regular Dividend has been declared by the Board of Directors to be payable on such Regular Dividend Payment Date, except that Regular Dividends payable on each Mandatory Conversion Date will be payable to the Holders to the extent the Corporation is lawfully permitted to pay such Regular Dividends at such time. If any Regular Dividend Payment Date is not a Business Day, the Regular Dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Regular Dividends payable on shares of Series B Preferred Stock for each full Regular Dividend Period shall be computed by dividing the annual dividend rate by two. Regular Dividends payable on shares of Series B Preferred Stock for the Regular Dividend Period ending June 15, 2018 shall be paid based on the number of days elapsed since the Amendment Effective Time (inclusive of January 5, 2018) and for any partial Regular Dividend Period thereafter shall be based on the number of days elapsed during such Regular Dividend Period and, in all cases shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid Regular Dividends will continue to cumulate at the rate of 5.00% per annum. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears. If more than one share of the Series B Preferred Stock is held by the same Holder, the number of full shares of Common Stock issued as a Regular Dividend shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock held by such Holder.

(c) No Regular Dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any Regular Dividend Period unless the Special Stub Dividend and all Regular Dividends for all preceding Regular Dividend Periods shall have been declared and paid, or declared and a sufficient amount of Common Stock has been set apart for the payment of such dividends, upon all outstanding shares of Series B Preferred Stock.

(d) So long as any share of Series B Preferred Stock remains outstanding:

(A) no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, including dividends payable solely in shares of Common Stock;

(B) no dividend or distribution shall be declared or paid on Parity Stock, except as set forth in this Section 3(c) of this Article VI; and

(C) no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries,

unless all accrued and unpaid Regular Dividends for all past Regular Dividend Periods, including the latest completed Regular Dividend Period, on all outstanding shares of Series B Preferred Stock have been or are contemporaneously declared and paid in full.

The foregoing limitations shall not apply to:

(A) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with any employment contract, any employee benefit plan or other similar arrangements with or for the benefit of any one or more employees, officers or directors in the ordinary course of business;

(B) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; or

(C) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.

When Regular Dividends are not paid on any Regular Dividend Payment Date in full upon the Series B Preferred Stock, all Regular Dividends declared on Series B Preferred Stock and payable on such Regular Dividend Payment Date shall be declared and paid pro rata so that the respective amounts of such dividends so declared shall bear the same ratio as all accrued and unpaid dividends on the shares of Series B Preferred Stock payable on such Regular Dividend Payment Date bear to each other. If the Board of Directors determines not to pay any Regular Dividend in full on a Regular Dividend Payment Date, the Corporation will provide written notice to the Holders prior to such Regular Dividend Payment Date.

(e) Notwithstanding anything in this Article VI to the contrary, prior to the declaration of any Regular Dividend, the Corporation shall have the right, but not the obligation, to request that any or all holders of Series B Preferred Stock execute and deliver to the Corporation a tax representation letter (a “Representation Letter”) or, if such holder has given to the Corporation a Representation Letter, an update to Schedule A to such previously executed Representation Letter, in form and substance acceptable to the Corporation in its sole and absolute discretion. The Board of Directors may determine in accordance with Article VIII that any or all of any Regular Dividend payable to a holder of Preferred Stock constitutes Excess Securities (and upon such determination shall deliver any such Excess Securities to an Agent for the sale of all of such Excess Securities in accordance with Article VIII with the proceeds from the sale of such Excess Securities to be distributed in accordance with the provisions of Section 3 of Article VIII, with the Holder being treated as the Purported Transferee of such Excess Securities for all purposes thereunder) if:

(A) the Corporation makes such a request and such holder does not execute and deliver a Representation Letter in a timely manner; or

(B) the Board of Directors determines, in accordance with Article VIII, that the payment of a Regular Dividend would create a Substantial Holder and/or increase the Percentage Stock Ownership of a Substantial Holder.

(f) The shares of Common Stock issued as Regular Dividends will bear a restrictive legend as follows:

THE SHARES OF COMMON STOCK REPRESENTED HEREBY (THE “COMMON STOCK”) OF WMIH CORP. (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS RECEIVED COMMON STOCK, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND / OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

IN ADDITION TO THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, EACH HOLDER OF COMMON STOCK SHALL BE REQUIRED TO PROVIDE PRIOR WRITTEN NOTICE TO THE BOARD OF DIRECTORS OF THE COMPANY OF ANY PROPOSED RESTRICTED TRANSFER OF COMMON STOCK OR ANY PROPOSED RESTRICTED TRANSFER OF AN INTEREST IN AN ENTITY THROUGH WHICH SUCH PARTY OWNS, DIRECTLY OR INDIRECTLY, ITS COMMON STOCK. FOR PURPOSES OF THE FOREGOING, “RESTRICTED TRANSFER” REFERS TO ANY MEANS OF CONVEYING RECORD, BENEFICIAL OR TAX OWNERSHIP (APPLYING, IN THE CASE OF TAX OWNERSHIP, APPLICABLE ATTRIBUTION RULES FOR PURPOSES OF SECTION 382 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED), WHETHER SUCH MEANS IS DIRECT OR INDIRECT, VOLUNTARY OR INVOLUNTARY, THAT REQUIRES THE CONSENT OR APPROVAL OF THE BOARD OF DIRECTORS OF THE COMPANY PURSUANT TO SECTION 2 OF ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

4. Participating Dividends.

(a) Without the written consent of Holders of a majority in aggregate Liquidation Preference of the Series B Preferred Stock, the Corporation shall not declare or pay any dividends, distributions or other issuances to all or substantially all holders of the shares of Common Stock (whether payable in cash, securities or other property or assets), unless the Holders of the shares of Series B Preferred Stock then outstanding shall simultaneously receive participating dividends, distributions or other issuances, as applicable (collectively, “Participating Dividends”), that such Holders would have been entitled to if the shares of Series B Preferred Stock had been converted into shares of Common Stock using the then-applicable Conversion Price immediately preceding the record date for determining the stockholders eligible to receive such Common Stock dividends including, for the avoidance of doubt, any shares of Common Stock issuable in respect of accrued but unpaid Regular Dividends. For the avoidance of doubt, the written consent of Holders of a majority in aggregate Liquidation Preference of the Amended Series B Preferred Stock will not be required to declare or pay any dividend in which the Holders are entitled to participate in accordance with this Section 4(a).

(b) Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock. The record date for Participating Dividends shall be the same as the record date for the payments of dividends, distributions or other issuances to the Holders of shares of Common Stock. Participating Dividends not paid or made to holders of shares of Series B Preferred Stock shall be considered accrued and unpaid dividends of the Series B Preferred Stock.

5. Mandatory Conversion on the Mandatory Conversion Date.

(a) On the closing date of an Acquisition (A) the number of outstanding shares of Series B Preferred Stock, with respect to which the net proceeds from the Offering were utilized in such Acquisition, on a pro rata basis, shall automatically convert into a number of shares of Common Stock equal to the Liquidation Preference thereof divided by the Conversion Price and (B) the Corporation shall issue 19.04762 shares of Common Stock (a “Special Distribution”) per share of Series B Preferred Stock that is automatically converted in accordance with clause (A), as may be equitably adjusted as determined by the Corporation for any splits, reverse-splits, reclassifications or other similar transformative, dilutive or anti-dilutive events impacting the Common Stock, rounded down to the nearest whole share. Notwithstanding the foregoing, on the closing date of an Acquisition that constitutes a Qualified Acquisition, each and every then outstanding share of Series B Preferred Stock (X) shall automatically convert into a number of shares of Common Stock equal to its Liquidation Preference divided by the Conversion Price and (Y) the Corporation shall issue a Special Distribution per each share of Series B Preferred Stock that is automatically converted in accordance with clause (X), as may be equitably adjusted as determined by the Corporation for any splits, reverse-splits, reclassifications or other similar transformative, dilutive or anti-dilutive events impacting the Common Stock, rounded down to the nearest whole share. Notwithstanding the foregoing, in the event that the Board of Directors determines in accordance with Article VIII that the receipt of additional shares of Common Stock in respect of a Special Distribution would cause such Holder to become a Substantial Holder and/or increase the Percentage Stock Ownership of a Substantial Holder, the Board of Directors, in its discretion pursuant to Article VIII, may determine that any or all such of such Special Distribution constitutes Excess Securities (and upon such determination shall deliver any such Excess Securities to an Agent for the sale of all of such Excess Securities in accordance with Article VIII with the proceeds from the sale of such Excess Securities to be distributed in accordance with the provisions of Section 3 of Article VIII, with the Holder being treated as the Purported Transferee of such Excess Securities for all purposes thereunder). Each closing date of an Acquisition (including a Qualified Acquisition) shall be a “Mandatory Conversion Date.” The Corporation shall issue a press release relating to each Acquisition (including a Qualified Acquisition) as soon as practicable, but in any event no later than the closing date of such Acquisition.

(b) The Conversion Price shall be subject to adjustment, if applicable, in accordance with the provisions of Section 11 of this Article VI.

(c) In addition to the shares of Common Stock issuable upon Mandatory Conversion, Holders of the Series B Preferred Stock shall have the right to receive on each Mandatory Conversion Date in shares of Common Stock an amount equal to any accrued and unpaid dividends on the shares of the Series B Preferred Stock to be converted on such Mandatory Conversion Date as of such Mandatory Conversion Date, whether or not declared (other than previously declared dividends payable to Holders of record as of a prior date), to the extent the Corporation is lawfully permitted to issue such shares at such time; provided, however, that in the event that the Board of Directors determines in accordance with Article VIII that the receipt of additional shares of Common Stock in respect of such dividends would cause such Holder to become a Substantial Holder and/or increase the Percentage Stock Ownership of a Substantial Holder, the Board of Directors, in its discretion pursuant to Article VIII, may determine that any or all such of such Common Stock constitutes Excess Securities (and upon such determination shall deliver any such Excess Securities to an Agent for the sale of all of such Excess Securities in accordance with Article VIII with the proceeds from the sale of such Excess Securities to be distributed in accordance with the provisions of Section 3 of Article VIII, with the Holder being treated as the Purported Transferee of such Excess Securities for all purposes thereunder).

6. Mandatory Redemption.

(a) Except as described in Section 6(b) of this Article VI, the Corporation shall be required to redeem all outstanding shares of the Series B Preferred Stock (including unconverted shares of the Series B Preferred Stock remaining after any Mandatory Conversion), if any, unless such shares of the Series B Preferred Stock have been previously repurchased at the option of the Holder pursuant to a Change of Control Event or mandatorily converted, on October 5, 2019 (the “Mandatory Redemption Date”), out of funds lawfully available for payment, at a price equal to $1,000 per share of the Series B Preferred Stock, plus shares of Common Stock equal to the pro rata portion of the Regular Dividend for the partial Regular Dividend Period ended immediately following October 5, 2019, plus shares of Common Stock in respect of any other accrued and unpaid dividends, if any, whether or not declared (the “Mandatory Redemption Price”).

(b) If, prior to the Mandatory Redemption Date, the Corporation has publicly announced that it has entered into a definitive agreement for an Acquisition, the Mandatory Redemption Date shall be extended to the earlier to occur of:

(A) April 5, 2020; and

(B) the day immediately following (x) the date such definitive agreement is terminated or (y) the date such Acquisition is closed.

(c) The Corporation shall submit a certificate to the Escrow Agent (within the time period required by the Escrow Agreement (unless waived by the Escrow Agent)) to request disbursement of funds sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date. If the Paying Agent holds immediately available funds sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date, each share of the Series B Preferred Stock shall cease to be outstanding and dividends shall cease to accrue on the Mandatory Redemption Date, whether or not such Series B Preferred Stock is delivered to the Paying Agent, and all other rights of the Holders shall terminate (other than the right to receive the Mandatory Redemption Price).

7. Repurchase at the Option of the Holder upon a Change of Control Event.

(a) If a Change of Control Event occurs at any time when shares of Series B Preferred Stock are outstanding, each Holder of Series B Preferred Stock shall have the right, at such Holder’s option, to require the Corporation to repurchase (a “Change of Control Event Repurchase Offer”) for cash, out of funds lawfully available for payment, all of such Holder’s outstanding Series B Preferred Stock, or any portion thereof that is equal to $1,000 or an integral multiple thereof, on the date specified by the Corporation in the Change of Control Event Corporation Notice that is not less than 20 calendar days or more than 35 calendar days following the date of the Change of Control Event Corporation Notice (the “Change of Control Event Repurchase Date”) at the “Change of Control Event Repurchase Price,” which shall equal $1,750 per share of Series B Preferred Stock, plus accrued and unpaid dividends in the form of shares of Common Stock, if any, whether or not declared.

(b) A “Change of Control Event” shall occur if, prior to the consummation of a Qualified Acquisition, any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total voting power of all classes of capital stock of the Corporation then outstanding and normally entitled to vote in the election of directors.

(c) No later than 20 calendar days following any Change of Control Event, the Corporation shall send notice of such Change of Control Event (the “Change of Control Event Corporation Notice”) by first class mail, with a copy to the Transfer Agent, to each Holder of the Series B Preferred Stock to the address of such Holder appearing in the security register with a copy to the Transfer Agent (or otherwise in accordance with the procedures of DTC), with the following information:

(A) that a Change of Control Event has occurred and a Change of Control Event Repurchase Offer is being made and that all shares of Series B Preferred Stock properly tendered pursuant to such offer will be accepted for payment by the Corporation;

(B) the Change of Control Event Redemption Price and the Change of Control Event Repurchase Date;

(C) that any shares of Series B Preferred Stock not properly tendered will remain outstanding and continue to accrue dividends and will retain their conversion rights;

(D) that, unless the Corporation defaults in the payment of the Change of Control Event Repurchase Price, all shares of Series B Preferred Stock accepted for payment pursuant to the Change of Control Event Repurchase Offer will cease to accrue dividends and their conversion rights will terminate on the Change of Control Event Repurchase Date;

(E) that Holders electing to have any shares of Series B Preferred Stock repurchased pursuant to a Change of Control Event Repurchase Offer will be required to surrender such shares, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of such shares completed, to the Transfer Agent specified in the Change of Control Event Company Notice at the address specified in the Change of Control Event Corporation Notice prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Event Repurchase Date;

(F) that Holders will be entitled to withdraw all or a portion of their shares tendered for repurchase; provided that the Transfer Agent receives, not later than 5:00 p.m., New York City time, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the shares, the number of shares tendered for repurchase, and a statement that such Holder is withdrawing its tendered shares; and

(G) that if the fewer than all of a Holder’s shares are repurchased, the Corporation will issue to the Holder new shares having aggregate Liquidation Preference equal to the unrepurchased portion of such Holder’s shares; the aggregate Liquidation Preference of such shares must be equal to $1,000 or an integral multiple of $1,000 in excess thereof.

The Corporation shall (within the time period required by the Escrow Agreement (unless waived by the Escrow Agent)) submit a certificate to the Escrow Agent to request disbursement of funds sufficient to pay the Change of Control Event Repurchase Price on the Change of Control Event Repurchase Date.

If the shares of Series B Preferred Stock are issued in book-entry form through DTC or any similar facility, a Holder must tender its shares of Series B Preferred Stock for repurchase in accordance with the applicable procedures of DTC or such similar facility.

Simultaneously with providing such notice, the Corporation shall publish the information on its website or through a press release or such other public medium as the Corporation may use at that time.

(d) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock pursuant to a Change of Control Event Repurchase Offer. On the Change of Control Event Repurchase Date, the Corporation shall, to the extent permitted by law:

(A) accept for payment all shares properly tendered pursuant to the Change of Control Event Repurchase Offer;

(B) deposit with the Paying Agent an amount equal to the aggregate Change of Control Event Repurchase Price in respect of all shares so tendered; and

(C) deliver, or cause to be delivered, to the Transfer Agent for cancellation the shares so accepted.

8. Conversion Procedures.

(a) On the applicable Mandatory Conversion Date, dividends on any shares of Series B Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and such converted shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares of Series B Preferred Stock to receive shares of Common Stock (or units of Exchange Property, if applicable) into which such shares of Series B Preferred Stock were issuable upon such conversion and any accrued and unpaid dividends on such shares (payable in shares of Common Stock), to which such Holders are otherwise entitled pursuant to Section 5(c) of this Article VI.

(b) The Person or Persons entitled to receive the Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock shall be treated as the Record Holder or Record Holders, as the case may be, of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Mandatory Conversion Date. Prior to 5:00 p.m., New York City time, on such applicable Mandatory Conversion Date, shares of Common Stock issuable upon Mandatory Conversion of any shares of Series B Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders of shares of Series B Preferred Stock shall have no rights with respect to such shares of Common Stock, including, without limitation, voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Series B Preferred Stock.

(c) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon Mandatory Conversion of such Holder’s shares of Series B Preferred Stock should be registered, on the applicable Mandatory Conversion Date, the Corporation shall be entitled to register such shares of Common Stock in the name of the Holder of such shares of Series B Preferred Stock as shown on the records of the Corporation. In the event that shares of the Series B Preferred Stock are then held in certificated form, in the event that a Holder shall not by written notice to the Corporation elect to receive shares of Common Stock to be issued upon Mandatory Conversion in certificated form, the name in which such shares of Common Stock should be registered and the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares in book-entry form, in the name of the Holder of such shares of Series B Preferred Stock as shown on the records of the Corporation.

(d) As provided in Section 22 of this Article VI, if specified by the Holder that shares of Common Stock shall be issued to a Person other than the Holder of the shares of Series B Preferred Stock being mandatorily converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock.

9. Reservation of Common Stock.

The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, (i) solely for issuance upon the Mandatory Conversion of the Series B Preferred Stock as herein provided, that number of shares of Common Stock to be issued upon the Mandatory Conversion of all shares of Series B Preferred Stock then outstanding, calculated using the then-applicable Conversion Price, (ii) solely in respect of Special Distributions, that number of shares of Common Stock to be issued as Special Distributions, using the then number of shares of issued and outstanding Series B Preferred Stock and (iii) solely for issuance in respect of the payment of Regular Dividends as herein provided, that number of shares of Common Stock to be issued in each Regular Dividend in respect of all shares of Series B Preferred Stock then outstanding.

(a) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon Mandatory Conversion of shares of Series B Preferred Stock, in respect of a Special Distribution or upon payment of a Regular Dividend or in respect of a Regular Dividend, in each case, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, claims, charges, security interests or encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(b) All shares of Common Stock issued and delivered upon Mandatory Conversion of the Series B Preferred Stock, in respect of a Special Distribution or upon payment of a Regular Dividend, in each case, shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges, security interests and other encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(c) The Corporation shall use its reasonable efforts to take all such actions as may be necessary to assure that all shares of Common Stock to be issued upon Mandatory Conversion of the Series B Preferred Stock, in respect of a Special Distribution or in respect of the Regular Dividends, in each case, may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

10. Fractional Shares.

(a) No fractional shares of Common Stock shall be issued to Holders upon Mandatory Conversion (including in the case of a conversion of less than all the outstanding shares of the Series B Preferred Stock), upon a Special Distribution or upon payment of a Regular Dividend.

(b) In lieu of any fractional share of Common Stock otherwise issuable upon Mandatory Conversion, upon a Special Distribution or upon payment of a Regular Dividend or Participating Dividend, as applicable, that Holder shall be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of Common Stock on the Trading Day immediately preceding the applicable Mandatory Conversion Date (except as described in Section 5(c) of this Article VI), the date of such Special Distribution, the Regular Dividend Payment Date or the payment date of a Participating Dividend, as applicable.

(c) If more than one share of the Series B Preferred Stock is mandatorily converted by or for the same Holder, the number of full shares of Common Stock issuable upon Mandatory Conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock mandatorily converted.

11. Conversion Price Adjustments.

(a) The Conversion Price will be adjusted from time to time as set forth in this Section 11 of this Article VI, provided that no adjustment shall be made with respect to dividends and distributions to holders of Common Stock to the extent that Holders of the Series B Preferred Stock participated in such dividend or distribution on a pro rata, as-converted basis, as described in Section 4 of this Article VI.

(A) If the Corporation effects a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Common Stock, the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination;

CP1	=	the Conversion Price in effect immediately after 9:00 a.m., New York City time, on such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such effective date (and prior to giving effect to such event); and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made under this Section 11(a)(A) of this Article VI shall become effective immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination. If any subdivision or combination of the type described in this clause (A) is declared but not so made, the Conversion Price shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to make such subdivision or combination and (b) the date the subdivision or combination was to have been effective, to the Conversion Price that would then be in effect if such subdivision or combination had not been declared.

(B) If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (except as provided in Section 11(c)(B) of this Article VI) and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds an average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CP1	=	the Conversion Price in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1	=	the average VWAP per share of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Price under this Section 11(a)(B) of this Article VI shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. The Corporation shall delay the settlement of any conversion of Series B Preferred Stock if the applicable Mandatory Conversion Date, occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Conversion Price) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this Section 11(a) of this Article VI, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(b) Voluntary Adjustment for Tax Reasons. The Corporation may make such decreases in the Conversion Price if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to the Conversion Price. If any adjustment to the Conversion Price is treated as a distribution to any Non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Non-U.S. Holder. Any decrease to the Conversion Price in accordance with the provisions of this Section 11(b) of this Article VI that reduces the Conversion Price below $1.08 per share, as may be equitably adjusted as determined by the Corporation for any splits, reverse-splits, reclassifications or other similar transformative, dilutive or anti-dilutive events impacting the Common Stock, shall require the prior approval of the Corporation’s stockholders to the extent required by, and in accordance with, the rules of The Nasdaq Stock Market.

(c) Calculation of Adjustments.

(A) All required calculations will be made to the nearest cent. No adjustment in the Conversion Price will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Price. If the adjustment is not made because the adjustment does not change the Conversion Price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all adjustments not previously made shall be made upon any Mandatory Conversion.

(B) The Conversion Price shall not be adjusted except as provided herein. Without limiting the foregoing, the Conversion Price shall not be adjusted for:

(i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any Subsidiaries of the Corporation;

(iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date; and

(iv) a change solely in the par value of the Common Stock.

(d) Notice of Adjustment. Whenever the Conversion Price is to be adjusted, the Corporation shall: (i) compute the adjusted Conversion Price and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the adjusted Conversion Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of the revised Conversion Price, provide, or cause to be provided, a written notice to Holders of the occurrence of such event and (iii) as soon as practicable following the determination of the revised Conversion Price, provide, or cause to be provided, to Holders a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

(e) Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:

(A) any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);

(B) any consolidation or merger of the Corporation with or into another Person or any statutory exchange or binding share exchange; or

(C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its Subsidiaries;

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event (the “Exchange Property”) based on the number of shares of Common Stock that such Holder would have owned on an as-converted basis determined assuming the then-applicable Conversion Price, and, at the effective time of such Reorganization Event, the Corporation shall amend this Article VI (or, if applicable, cause to be issued a certificate of designation) to provide for such change in the conversion provisions of the Series B Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election (or of all such holders if none makes an election).

The above provisions of this Section 11(e) of this Article VI shall similarly apply to successive Reorganization Events and the Corporation shall make applicable adjustments to the anti-dilution adjustments as the Board of Directors (or the board of directors of any successor of the Corporation) shall deem appropriate.

The Corporation (or any successor) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11(e) of this Article VI.

12. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount in cash equal to the greater of (i) the sum of (x) $1,000 per share of Series B Preferred Stock (the “Liquidation Preference”) and (y) an amount equal to any accrued and unpaid dividends on each share of Series B Preferred Stock, whether or not declared and whether or not designated to be paid in cash or shares of Common Stock, to, but not including, the date fixed for liquidation, dissolution or winding up and (ii) the amount such holder would receive on an as-converted basis in a pro rata distribution to holder of Common Stock in a liquidation (such amounts in (i) or (ii) collectively, the “Total Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 12(a) of this Article VI the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series B Preferred Stock and any Parity Stock as to such distribution, Holders and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full amount of the Liquidation Preference and accrued and unpaid dividends to which they are entitled.

(c) Residual Distributions. After payment of the full amount of the Total Liquidation Preference to which they are entitled, Holders will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).

13. No Sinking Fund. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions, except as provided in Sections 6 and 7 of this Article VI.

14. Status of Converted, Redeemed or Repurchased Shares. Shares of Series B Preferred Stock that are duly converted in accordance herewith, or redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series and available for future issuance; provided that any such cancelled shares of Series B Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series B Preferred Stock.

15. Voting Rights.

(a) General. Holders shall vote on an as-converted basis, calculated using the then-applicable Conversion Price, with holders of Common Stock. In addition, the affirmative consent of Holders of at least a majority in voting power of the outstanding shares of the Series B Preferred Stock, voting as a separate class, shall be required for:

(A) the amendment or alteration of the provisions in Article VIII;

(B) the amendment or alteration of this Article VI;

(C) the amendment or alteration of this Certificate of Incorporation to authorize or create or increase the authorized amount of, or issue, any class or series of stock ranking senior to the Series B Preferred Stock with respect to either or both the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding-up; and

(D) the amendment, alteration or repeal of any provision of this Certificate of Incorporation that adversely affects the rights, preferences, privileges or voting power of the Series B Preferred Stock.

(b) Preferred Directors. In addition to the voting rights in Section 15(a) of this Article VI, if the Corporation fails to:

(A) pay Regular Dividends or Participating Dividends payable on the shares of the Series B Preferred Stock for three (3) consecutive Regular Dividend Periods or payment dates of Participating Dividends, as applicable;

(B) pay the Mandatory Redemption Price in full at the Mandatory Redemption Date; or

(C) repurchase the shares of the Series B Preferred Stock tendered for repurchase by paying in full the aggregate Change of Control Event Repurchase Price for all shares so tendered on the Change of Control Event Repurchase Date

(each, an “Event of Nonpayment”); then (to the extent permitted under this Certificate of Incorporation and the Bylaws) immediately prior to the next annual meeting or special meeting of the Corporation’s stockholders, the authorized number of directors on the Board of Directors shall automatically be increased by two and the Holders will have the right, voting as a separate class, to elect two directors (together, the “Preferred Directors” and each, a “Preferred Director”) to fill such newly created directorships at such meeting of the Corporation’s stockholders and at each subsequent annual meeting or special meeting of the Corporation’s stockholders until:

(x) in the Event of Nonpayment of accrued and unpaid Regular Dividends and Participating Dividends, all accrued and unpaid Regular Dividends and Participating Dividends have been paid in full;

(y) in the Event of Nonpayment of the Mandatory Redemption Price, the Mandatory Redemption Price of all shares of the Series B Preferred Stock have been paid in full; or

(z) in the Event of Nonpayment of the aggregate Change of Control Event Repurchase Price for all shares of the Series B Preferred Stock tendered for repurchase, the aggregate Change of Control Event Repurchase Price for such tendered shares has been paid in full;

at which time, as applicable, such right will immediately terminate, except as otherwise provided herein or expressly provided by law, subject to revesting in the event of each and every Event of Nonpayment.

Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above.

Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of the Corporation’s stockholders at which this is a permitted action by the affirmative vote of the Holders of a majority in voting power of the shares of Series B Preferred Stock at the time outstanding voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as described above, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

At any time after the right of Holders to elect Preferred Directors has become vested and is continuing but a meeting of the Corporation’s stockholders to elect such Preferred Directors has not yet been held, or if a vacancy shall exist in the office of any such Preferred Director that has not been filled by the remaining Preferred Director, the Board of Directors may, but shall not be required to, call a special meeting of Holders for the purpose of electing the Preferred Directors that such Holders are entitled to elect; provided that in the event the Board of Directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such Preferred Director or Preferred Directors, as the case may be, (whether at an annual meeting or special meeting), the presence in person or by proxy of the Holders of shares representing at least a majority of the voting power of the Series B Preferred Stock shall be required to constitute a quorum of the Series B Preferred Stock. The affirmative vote of Holders constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such Preferred Director.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of this Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series B Preferred Stock is listed or traded at the time.

16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series B Preferred Stock as the absolute, true and lawful owner thereof for all purposes, including, without limitation, for purposes of making payment and settling conversions, to the fullest extent permitted by law and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

17. Notices. All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series B Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders in any manner permitted by such facility.

18. No Preemptive Rights. No share of Series B Preferred Stock or share of Common Stock issued upon Mandatory Conversion of the Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

19. Replacement Stock Certificates.

(a) If physical certificates are issued, and any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Series B Preferred Stock certificate, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Series B Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following such Mandatory Conversion Date in connection with a Qualified Acquisition, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall (subject to Section 5(d) of this Article VI) deliver the shares of Common Stock issuable, along with any other consideration payable or deliverable, pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

20. Transfer Agent, Registrar, Conversion Agent and Paying Agent. The duly appointed Transfer Agent, Registrar, Conversion Agent and Paying Agent for the Series B Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

21. Form. The Series B Preferred Stock may be issued in book-entry form through DTC or any similar facility.

22. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

23. Listing.

(a) The Corporation hereby covenants and agrees to use its reasonable efforts to list Common Stock on a national securities exchange after becoming eligible to do so and upon approval of the Board of Directors.

(b) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed or quoted, as applicable, on any national securities exchange, automated quotation system or other market, the Corporation shall, if permitted by the rules of such exchange, system or market, use reasonable efforts to list or quote and keep listed or quoted, as applicable, so long as the Common Stock shall be so listed or quoted, as applicable on such exchange, system or market, all shares of Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock, calculated using the then-applicable Conversion Price; provided, however, that if the rules of such exchange, system or market permit the Corporation to defer the listing of such Common Stock until the first Mandatory Conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to use reasonable efforts to list or quote, as applicable, such Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock if permitted by the rules of such exchange, system or market at such time.

24. Ranking. The Series B Preferred Stock will, with respect to dividend rights or rights upon the liquidation, dissolution or winding-up of the Corporation rank (i) senior to any Junior Stock, (ii) on parity with any Parity Stock and (iii) junior to any Senior Stock and the Corporation’s existing and future indebtedness (including trade payables).

25. Information Reporting. The Corporation hereby covenants and agrees to use its reasonable best efforts to timely file all required reports under Section 13 or 15(d) of the Exchange Act.

If, at any time, the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, the Corporation shall, so long as any of the Series B Preferred Stock or Common Stock issued upon Mandatory Conversion will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the written request of a holder, beneficial owner or prospective purchaser of the Series B Preferred Stock or Common Stock, as the case may be, promptly furnish such holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule l44A(d)(4) under the Securities Act to facilitate the resale of the Series B Preferred Stock or Common Stock, as the case may be, pursuant to Rule l44A under the Securities Act, as such rule may be amended from time to time. The Corporation shall take such further action as any holder or beneficial owner of the Series B Preferred Stock or Common Stock, as the case may be, may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell their shares of Series B Preferred Stock or Common Stock, as the case may be, in accordance with Rule 144A under the Securities Act.

26. Other Rights. The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Sections 228 (by written consent of the stockholders of the Corporation) and 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the         of December, 2017.

By:
Name: Charles Edward Smith
Title: Executive Vice President

[Signature Page to Certificate of Amendment]

Exhibit B

Form of Representation Letter

[INVESTOR LETTERHEAD]

[DATE]

WMIH Corp.

Fifth Avenue Plaza

800 Fifth Avenue, Suite 4100

Seattle, Washington 98104

Attn: Charles Edward Smith, Chief Legal Officer

Re: Amendment of the Terms of the Series B Preferred Stock

Dear Mr. Smith,

Reference is hereby made to that certain proposed amendment (the “Amendment”) to the terms of the 600,000 aggregate shares of 3.00% Series B Convertible Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”) of WMIH Corp. (the “Company”), to be effectuated through the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”). As of the date hereof, the undersigned owns, directly or indirectly, that number of shares of common stock of the Company (the “Common Stock”), and/or that number of shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”) and/or that number of shares of Series B Preferred Stock (the Series B Preferred Stock together with the Common Stock, the Series A Preferred Stock and any other instrument treated as stock of the Company for purposes of Section 382 (“Section 382”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), are collectively referred to as the “Shares”) as set forth on Schedule A hereto opposite the name of such signatory.

The undersigned hereby represents and certifies to the Company as follows:

1. Other than as set forth on Schedule A hereto opposite the name of each signatory, the undersigned (i) as of the date hereof, owns directly, indirectly or constructively no other Shares or otherwise possesses the right to receive or power to direct the dividends from, or proceeds from the sale of, any other Shares other than as set forth on Schedule A, (ii) following the closing of the Amendment will, during its period of ownership of the Shares, possess the sole right to receive and the power to direct the receipt of dividends from, or proceeds from the sale of, such Shares and (iii) as of the date hereof, has no plan or intention to acquire additional Shares (other than Shares acquired as dividends on the Series B Preferred Stock) in any other manner so as to increase its ownership of the Company resulting in a violation of the restrictions on the acquisition of securities contained in the Articles (as defined herein).

2. To the best of its knowledge unless otherwise disclosed as of the date hereof to the Company in a written statement, the undersigned (i) does not have officers or directors that significantly overlap with the officers or director of any other holder or prospective holder of the Shares, (ii) does not have shareholders, members or partners that significantly overlap with the shareholders, members or partners of any other holder or prospective holder of the Shares, (iii) is not managed or advised by a person (or a group of persons) that significantly overlap with or is affiliated with a person (or a group of persons) that manages or advises any other holder or prospective holder of the Shares, (iv) did not share any written diligence report prepared by such holder or on its behalf with respect to investment in the Shares with any other holder or prospective holder of the Shares, (v) did not encourage or induce, formally or informally, any other person, and was not encouraged or induced, formally or informally, by any other person (not including the Company and the Company’s representatives) to become a holder of the Shares, (vi) has not paid, and will not pay, any fees to any other holders or prospective holders in connection with its purchase of Shares, and (vii) was not notified of or provided the opportunity to purchase Shares pursuant to the terms of any agreement or informal understanding with any other holder or prospective holder and was not required by the terms of any agreement or informal understanding to so notify any other holder or prospective holder, if, in the case of each clause (i), (ii) (iii), (iv), (v), (vi) or (vii) the aggregate ownership of such holders and/or prospective holders of the Shares is at least 4.75% of the total value of the Shares.

3. [The undersigned is not treated under Treasury Regulations Section 1.382-2T(g), (h) (without regard to the rule that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity), (j) and (k), and Treasury Regulations Section 1.382-4 as the indirect or constructive owner of any other Shares if such indirect or constructive ownership would cause such holder or any other person to be treated as owning 4.75% or more of the total value of the Shares.]1

4. The undersigned is not part of a group of persons who have a formal or informal understanding among themselves to make a coordinated acquisition or disposition of the Shares (if such group may be deemed to own, in the aggregate, 4.75% or more of the total value of the Shares), does not have a common objective with respect to this investment with any other holder or prospective holder other than an intention to invest in an attractive investment, and its investment is not dependent on the identity and individual investment amounts of other holders or prospective holders. In particular, the undersigned’s acquisition of Shares: (i) did not and, if applicable, will not, arise as a result of any coordinated effort by the undersigned and any other person for the purpose of avoiding the restrictions on the acquisition of securities contained in the Company’s Amended and Restated Certificate of Incorporation (the “Articles”) or for the purposes of accumulating ownership of any particular minimum percentage of the Shares; (ii) was and, if applicable, will be, based on the undersigned’s independent investment guidelines, polices, strategies, criteria and objectives and not in connection with the investment guidelines, policies, strategies, criteria or objectives of any other person; (iii) was and, if applicable, will be, made without taking into account how many Shares any other prospective holder owns or will own; and (iv) was not and, if applicable, will not, be made for the purpose of enabling the undersigned directly, indirectly or in concert with any other person to possess 50% or more (by vote or value) of the Shares or otherwise acquire or hold Shares for the purpose of or with the effect of changing or influencing the control of the Company or as a participant in a transaction having that purpose or effect.

[1]	To be omitted for persons that are currently permitted Substantial Holders.

5. The undersigned is not part of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934.

6. The undersigned understands and acknowledges that its participation in the Amendment, in and of itself, does not constitute a consent by the Board of Directors of the Company (within the meaning of the Articles) for the undersigned to acquire any Series B Preferred Stock or any other Shares to the extent that after giving effect to such acquisition (i) the undersigned or any other person would become an owner of 4.75% or more of the total value of the Shares, or (ii) the ownership of the Shares held by a person that, prior to giving effect to the purchase, already owns 4.75% or more of the total value of the Shares, would be increased. The undersigned further understands and acknowledges that, in such case, the Articles and any voidance of such prohibited transfer pursuant to the Articles will apply in full and the Company will vigorously challenge and pursue, by all available means, any violations of the Articles.

7. The undersigned acknowledges and agrees that to the extent that the board of directors of the Company determines in its discretion in accordance with Article VIII of the Charter that the payment of a dividend payable in Common Stock with respect to the Series B Preferred Stock (a “Dividend”) to the undersigned would cause the undersigned or any other person to become an owner of 4.75% or more of the total value of the Shares, then the board of directors of the Company, in its discretion in accordance with Article VIII of the Charter may determine that any or all of any such Dividend constitutes Excess Securities (as defined in the Articles) and shall deliver any such Excess Securities to an Agent (as defined in the Articles) in accordance with Article VIII of the Articles.

8. Upon the Company’s request, prior to the declaration of a Dividend, the undersigned agrees to promptly provide the Company an updated Schedule A, certifying to the Company the number of Shares the undersigned owns, directly or indirectly, as of such date.

9. No portion of the assets that was and, if applicable, will be, used by the undersigned to acquire or hold any Series B Preferred Stock and, until such time as it is no longer restricted from transfer, the Common Stock issuable upon conversion of the Series B Preferred Stock, constitute or will constitute the assets of any (i) employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plan described in and subject to Section 4975 of the Code (each such employee benefit plan and plan described in clauses (i) and (ii) referred to herein as an “ERISA Plan”), (iii) plan, account or other arrangement subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code that could cause the underlying assets of the Company to be treated as assets of such plan, account or arrangement (a “Similar Law Plan”) or (iv) entity whose underlying assets are deemed to include “plan assets” of any such ERISA Plan or Similar Law Plan pursuant to Section 3(42) of ERISA and any regulations that may be promulgated thereunder or otherwise.

The undersigned agrees and acknowledges that the Company may rely on the representations contained in this letter agreement for the purposes of (i) complying with applicable law, including but not limited to, Section 382 of the Code and the other requirements under the Code and Treasury Regulations thereunder, and (ii) enforcing and applying the Articles.

Very truly yours,

[Investor]

By:
Name:
Title:

[Signature Page to Tax Representation Letter]

Schedule A

DATE	NAME AND ADDRESS OF SIGNATORY	NUMBER OF SHARES OF COMMON STOCK OWNED[2]	NUMBER OF SERIES A PREFERRED SHARES OWNED	NUMBER OF SERIES B PREFERRED SHARES OWNED

[2]	Excluding shares of Common Stock beneficially owned through (i) shares of the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) any warrants to purchase any shares of Common Stock not yet exercised and (iv) any other convertible securities of the Company not yet exercised.

B-2

Exhibit C

Form of Restrictive Legend with Respect to Common Stock

THE SHARES OF COMMON STOCK REPRESENTED HEREBY (THE “COMMON STOCK”) OF WMIH CORP. (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS RECEIVED COMMON STOCK, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND / OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

IN ADDITION TO THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, EACH HOLDER OF COMMON STOCK SHALL BE REQUIRED TO PROVIDE PRIOR WRITTEN NOTICE TO THE BOARD OF DIRECTORS OF THE COMPANY OF ANY PROPOSED RESTRICTED TRANSFER OF COMMON STOCK OR ANY PROPOSED RESTRICTED TRANSFER OF AN INTEREST IN AN ENTITY THROUGH WHICH SUCH PARTY OWNS, DIRECTLY OR INDIRECTLY, ITS COMMON STOCK. FOR PURPOSES OF THE FOREGOING, “RESTRICTED TRANSFER” REFERS TO ANY MEANS OF CONVEYING RECORD, BENEFICIAL OR TAX OWNERSHIP (APPLYING, IN THE CASE OF TAX OWNERSHIP, APPLICABLE ATTRIBUTION RULES FOR PURPOSES OF SECTION 382 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED), WHETHER SUCH MEANS IS DIRECT OR INDIRECT, VOLUNTARY OR INVOLUNTARY, THAT REQUIRES THE CONSENT OR APPROVAL OF THE BOARD OF DIRECTORS OF THE COMPANY PURSUANT TO SECTION 2 OF ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

Form of Restrictive Legend with Respect to Series B Preferred Stock

THE SHARES OF 5.00% SERIES B CONVERTIBLE PREFERRED STOCK REPRESENTED HEREBY (THE “SERIES B PREFERRED STOCK”) AND THE SHARES OF COMMON STOCK (THE “COMMON STOCK”) OF WMIH CORP. (THE “COMPANY”) ISSUABLE UPON MANDATORY CONVERSION OF SUCH SHARES (COLLECTIVELY, THIS “SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND / OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

IN ADDITION TO THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, EACH HOLDER OF SERIES B PREFERRED STOCK SHALL BE REQUIRED TO PROVIDE PRIOR WRITTEN NOTICE TO THE BOARD OF DIRECTORS OF THE COMPANY OF ANY PROPOSED RESTRICTED TRANSFER OF SERIES B PREFERRED STOCK OR ANY PROPOSED RESTRICTED TRANSFER OF AN INTEREST IN AN ENTITY THROUGH WHICH SUCH PARTY OWNS, DIRECTLY OR INDIRECTLY, ITS SERIES B PREFERRED STOCK OR COMMON STOCK. FOR PURPOSES OF THE FOREGOING, “RESTRICTED TRANSFER” REFERS TO ANY MEANS OF CONVEYING RECORD, BENEFICIAL OR TAX OWNERSHIP (APPLYING, IN THE CASE OF TAX OWNERSHIP, APPLICABLE ATTRIBUTION RULES FOR PURPOSES OF SECTION 382 OF THE U.S. INTERNAL

REVENUE CODE OF 1986, AS AMENDED), WHETHER SUCH MEANS IS DIRECT OR INDIRECT, VOLUNTARY OR INVOLUNTARY, THAT REQUIRES THE CONSENT OR APPROVAL OF THE BOARD OF DIRECTORS OF THE COMPANY PURSUANT TO SECTION 2 OF ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

EXHIBIT D

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “First Amendment”) is made and entered into effective as of December [•], 2017 by and between WMIH Corp., a Delaware corporation (the “Company”), and each of the signatories hereto.

RECITALS:

WHEREAS, in connection with an offering of 600,000 shares of its 3.00% Series B Convertible Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), and pursuant to that certain Purchase Agreement, dated December 19, 2014 (the “Purchase Agreement”), by and among the Company, Citigroup Global Markets Inc. (“Citi”) and KKR Capital Markets LLC (“KCM” and, together with Citi, the “Initial Purchasers”), the Company entered into a Registration Rights Agreement with the Initial Purchasers (as amended, restated or otherwise modified from time to time, including as a result of the execution and delivery of this First Amendment, the “Registration Rights Agreement”);

WHEREAS, concurrently with the execution and delivery of this First Amendment, the Company has filed a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of WMIH Corp. (the “Certificate of Amendment”), whereby, on the Amendment Effective Time (as defined in the Certificate of Amendment), Article VI of the Amended and Restated Certificate of Incorporation of WMIH Corp. (as amended, restated or otherwise modified from time to time, including as a result of the filing of the Certificate of Amendment, the “Charter”), which governs the Series B Preferred Stock, shall be amended as more fully set forth in the Certificate of Amendment;

WHEREAS, pursuant to the Registration Rights Agreement, the Company filed a shelf registration statement on Form S-3 (as amended, the “Registration Statement”) covering resales of Series B Preferred Stock and the Company’s Common Stock issuable upon mandatory conversion of the Series B Preferred Stock, which was amended on November 23, 2015 and declared effective by the SEC under the Securities Act on November 25, 2015;

WHEREAS, in connection with the filing of the Certificate of Amendment, the Company and the signatories hereto desire to make certain amendments to the Registration Rights Agreement and subject to the terms and conditions set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the Company and the signatories hereto are willing to do so, all as set forth herein; and

WHEREAS, pursuant to Section 8(b) of the Registration Rights Agreement, such amendments will be binding on all Holders, whether or not party thereto.

D-1

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree and, pursuant to Section 8(b) of the Registration Rights Agreement, all other Holders not party hereto are hereby deemed to agree as follows:

Section 1. Amendments to Registration Rights Agreement. Effective as of the Amendment Effective Time, the Registration Rights Agreement is hereby amended (a) to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (b) to add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the marked copy of the Registration Rights Agreement attached hereto as Exhibit A hereto and made a part hereof for all purposes.

Section 2. No Additional Changes. Except as expressly and specifically amended by this First Amendment, all provisions of the Registration Rights Agreement shall remain in full force and effect according to their terms, and the Holders shall continue to be bound by such Registration Rights Agreement as modified by this First Amendment. In the event of any conflict between any provision of the Registration Rights Agreement and this First Amendment, this First Amendment shall control. From and after the date hereof, all references in the Registration Rights Agreement to “this Agreement” shall mean the Registration Rights Agreement as amended by this First Amendment.

Section 3. Miscellaneous.

3.1. Successors and Assigns. This First Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, without the need for an express assignment or any consent by the Company or subsequent Holders. The Company hereby agrees to extend the benefits of this First Amendment to any Holder and any such Holder may enforce the provisions of this First Amendment as if an original party hereto. In the event that any other person shall succeed to the Company’s interests and obligations, then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Initial Purchasers, whereby such successor shall assume all of the Company’s obligations under this First Amendment.

3.2. Counterparts. This First Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

3.3. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

3.4. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

D-2

IN WITNESS WHEREOF, this First Amendment has been duly executed effective as of the day and year first written above.

WMIH CORP.

By:
Name:	Charles Edward Smith
Title:	Executive Vice President

[Signature Page to Amendment to Registration Rights Agreement]

[COUNTERPARTIES]

By: Name: Title:

[Signature Page to Amendment to Registration Rights Agreement]

Exhibit A to the First Amendment

[Attached]

Exhibit A-D-1

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by agreement or otherwise.

“Amendment Effective Time” has the meaning set forth in Article VI of the Charter.

“Business Day” has the meaning set forth in the Purchase Agreement.

~~“Certificate of Designation” means the Certificate of Designation relating to the Convertible Preferred Stock, dated January 5, 2015, filed with the Secretary of State of the State of Washington on or before the Closing Date and any subsequent Certificate of Designation relating to the Convertible Preferred Stock filed with the Secretary of State in Delaware.~~

“Charter” means the Amended and Restated Certificate of Incorporation of WMIH Corp., as amended from time to time, including by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of WMIH Corp., filed on [•], 2017.

~~“Closing Date” means January 5, 2015.~~

“Common Stock” means the common stock, par value $0.00001 per share, of the Company, as it exists on the ~~date of this Agreement~~ Amendment Effective Time and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be ~~issuable upon mandatory conversion of the~~(x) issuable upon the Mandatory Conversion of shares of Convertible Preferred Stock, (y) issuable as Regular Dividends (whether on a Regular Dividend Payment Date or on a Mandatory Conversion Date) and (z) issuable as a Special Distribution.

“Company” ~~has the meaning set forth in the preamble hereto and includes any entity resulting from WMI Holdings~~ means WMIH Corp. ~~merging into~~, a Delaware corporation ~~upon a reincorporation~~.

“Convertible Preferred Stock” ~~has the meaning set forth in the preamble hereto~~ means the 600,000 authorized shares of the Company’s 5.00% Series B Convertible Preferred Stock, par value $0.00001 per share.

“DTC” means The Depository Trust Company or its nominee.

Exhibit A-D-2

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” has the meaning set forth in Section 3(i) hereof.

“Holder” means a person who is a registered holder or beneficial owner of any Transfer Restricted Securities (including the Initial Purchasers).

“Holder Information” with respect to any Holder means information with respect to such Holder and the distribution of such Holders’ Transfer Restricted Securities required to be included in any Shelf Registration Statement or the related Prospectus, or any amendment or supplement thereto, pursuant to the Securities Act and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Holder for inclusion therein.

“Initial Placement” has the meaning set forth in the preamble hereto.

“Initial Purchasers” mean Citigroup Global Markets Inc. and KKR Capital Markets LLC.

“Majority Holders” means the Holders of a majority in voting power of the then outstanding Transfer Restricted Securities.

“Mandatory Conversion” has the meaning set forth in the Charter.

“Mandatory Conversion Date” has the meaning set forth in the Charter.

~~“Offering Memorandum” means the Final Memorandum as defined in the Purchase Agreement.~~

“person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any shares of Convertible Preferred Stock or shares of Common Stock issuable upon mandatory conversion thereof covered by such Shelf Registration Statement, including all documents incorporated or deemed to be incorporated by reference in such prospectus.

“Purchase Agreement” has ~~the meaning set forth in the preamble hereto~~ means that certain Purchase Agreement, dated December 19, 2014, by and among the Company, Citigroup Global Markets Inc. and KKR Capital Markets LLC.

“Regular Dividends” has the meaning set forth in the Charter.

Exhibit A-D-3

“Regular Dividend Payment Date” has the meaning set forth in the Charter.

“Rule 144” means Rule 144 under the Securities Act (or any similar provision then in force).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision promulgated by the SEC).

“Rule 415” means Rule 415 under the Securities Act (or any successor provision promulgated by the SEC).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means any “shelf” registration statement of the Company filed pursuant to the provisions of Section 2 hereof which covers the Transfer Restricted Securities on Form S-3 (if then eligible) or on another appropriate form, including Form S-1 (as determined by the Company), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

“Special Distribution” has the meaning set forth in the Charter.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor that serves as transfer agent with respect to the Convertible Preferred Stock.

“Transfer Restricted Securities” means each share of Convertible Preferred Stock and each share of Common Stock (x) issuable upon ~~mandatory conversion of~~ the Mandatory Conversion of shares of Convertible Preferred Stock, (y) issuable as Regular Dividends (whether on a Regular Dividend Payment Date or on a Mandatory Conversion Date) and (z) issuable as a Special Distribution until the earliest of the date on which such share of Convertible Preferred Stock or share of Common Stock, as the case may be, (i) has been transferred pursuant to a Shelf Registration Statement or another registration statement covering such share of Convertible Preferred Stock or share of Common Stock which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become effective and while such registration statement is effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under circumstances in which any legend borne by such share of Convertible Preferred Stock or share of Common Stock relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed, (iii) may be freely sold or transferred without restriction under Rule 144 or (iv) the date on which such share of Convertible Preferred Stock or share of Common Stock ceases to be outstanding.

Exhibit A-D-4

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” in the Shelf Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Shelf Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the Exchange Act, after the date of such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein (which shall not include, unless incorporated therein, documents and information furnished and not filed under applicable SEC rules).

2. Shelf Registration Statement.

(a) The Company shall, at its expense, use its reasonable efforts to prepare and file with the SEC ~~within six months following the Closing Date~~ as promptly as practicable after the Amendment Effective Time (but no later than June 15, 2018) a Shelf Registration Statement with respect to resales by each Holder from time to time on a delayed or continuous basis pursuant to Rule 415 (or any similar provisions in force) of shares of Common Stock ~~issuable upon mandatory conversion~~(x) issuable upon the Mandatory Conversion of shares of Convertible Preferred Stock, (y) issuable as Regular Dividends (whether on a Regular Dividend Payment Date or on a Mandatory Conversion Date) and (z) issuable as a Special Distribution that are Transfer Restricted Securities ~~by each Holder from time to time on a delayed or continuous basis pursuant to Rule 415 (or any similar provisions then in force)~~.

(b) The Company shall, at its expense, use its reasonable efforts to prepare and file with the SEC ~~within one year following the Closing Date~~ as promptly as practicable after the Amendment Effective Time (but no later than June 15, 2018) a Shelf Registration Statement with respect to resales of shares of Convertible Preferred Stock that are Transfer Restricted Securities by each Holder from time to time on a delayed or continuous basis pursuant to Rule 415 (or any similar provisions then in force). If eligible, the Company may satisfy the requirement to file a Shelf Registration Statement pursuant to this Section 2(b) by registering for resale the Convertible Preferred Stock on the Shelf Registration Statement required to be filed under Section 2(a) above.

(c) The Company shall use its reasonable efforts to cause each Shelf Registration Statement described in 2(a) and 2(b) above to be declared effective under the Securities Act.

(d) The Company shall use its reasonable efforts to name each Holder of Transfer Restricted Securities as a selling shareholder in each Shelf Registration Statement at the time of its effectiveness so that such Holder is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder’s Transfer Restricted Securities in accordance with applicable law. The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information (including, but not limited to, by completing questionnaires within a reasonable timeframe

Exhibit A-D-5

established by the Company) regarding the Holder and the proposed distribution of such Transfer Restricted Securities as may, from time to time, be required by the Securities Act and/or the SEC or any other federal or state governmental authority, and the obligations of the Company to any Holder under this Agreement shall be expressly conditioned on the timely compliance of such Holder with such request.

(e) After a Shelf Registration Statement has become effective, the Company shall, upon the request of any Holder of Transfer Restricted Securities, use its reasonable efforts to promptly prepare and file with the SEC (x) a supplement to the Prospectus or, if required by applicable law in order to cause a Holder to be named as a selling shareholder in the Shelf Registration Statement, a post-effective amendment to the Shelf Registration Statement (a “Seller Post-Effective Amendment”) and (y) any other document required by applicable law, so that the Holder is named as a selling shareholder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder’s Transfer Restricted Securities in accordance with applicable law. If the Company files a Seller Post-Effective Amendment, it shall use its reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable. Notwithstanding the foregoing requirement above, the Company shall not be obligated to file more than one Seller Post-Effective Amendment in any fiscal quarter.

(f) (i) The Company shall use its reasonable efforts, subject to Section 2(f)(ii), to keep the Shelf Registration Statement continuously effective, supplemented and amended under the Securities Act in order to permit the Prospectus forming a part thereof to be usable, subject to Sections 2(d) and 2(e), by all Holders until all Transfer Restricted Securities (A) have been transferred pursuant to a Shelf Registration Statement or another registration statement covering such Transfer Restricted Securities which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become effective and while such registration statement is effective under the Securities Act, (B) have been transferred pursuant to Rule 144 under circumstances in which any legend borne by such Transfer Restricted Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed, (C) may be sold or transferred without restriction under Rule 144 or (D) have ceased to be outstanding (in any such case, such period being called the “Shelf Registration Period”). The Company will (x) subject to Sections 2(d) and 2(e), use its reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period, subject to Section 2(f)(ii), (y) subject to Sections 2(d) and 2(e), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and (z) comply in all material respects with the provisions of the Securities Act with respect to the Shelf Registration Statement during the Shelf Registration Period.

(ii) Notwithstanding anything herein to the contrary, the Company may suspend the filing or use of the Shelf Registration Statement or any Prospectus, if the Company shall have determined in good faith that because of valid business reasons, including without limitation any proposal or plan of the Company or any of its subsidiaries to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other transaction, or because of

Exhibit A-D-6

required disclosure or filings with the SEC, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension (and, upon receipt of such notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder is advised in writing that the Prospectus may be used, which notice the Company agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (including the fact of the suspension), except as required by applicable law.

(g) Notwithstanding anything herein to the contrary, the Company shall not be required to file a Shelf Registration Statement that pursuant to (i) any written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act, would be deemed to constitute a primary offering of securities by it.

(h) Notwithstanding anything herein to the contrary, the Company’s obligations to file and maintain a Shelf Registration Statement hereunder shall cease upon the date that (i) no Transfer Restricted Securities remain outstanding or (ii) the Company is no longer eligible to file and maintain a Shelf Registration Statement.

3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply, subject to Section 2(f)(ii):

(a) The Company shall (i) furnish to the Initial Purchasers, within a reasonable period of time, but in any event within five Business Days, prior to the filing thereof with the SEC to afford the Initial Purchasers and their counsel a reasonable opportunity for review, a copy of each Shelf Registration Statement, and each amendment thereof, and a copy of each Prospectus, and each amendment or supplement thereto proposed to be filed (excluding (x) amendments caused by the filing of a report under the Exchange Act and (y) amendments and supplements that are filed solely for the purpose of naming a Holder as a selling shareholder and providing information with respect thereto), and shall use its reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Initial Purchasers may reasonably propose in good faith within three Business Days of the delivery of such copies to the Initial Purchasers and their counsel, except to the extent the Company reasonably determines, on the advice of counsel, it to be inadvisable or inappropriate to reflect such comments therein, and (ii) include information regarding the Holders and the methods of distribution they have elected for their Transfer Restricted Securities as necessary to permit such distribution by the methods specified therein. Each Holder who sells, transfers or disposes of Transfer Restricted Securities pursuant to a Shelf Registration Statement shall, as a condition to the obligations of the Company hereunder, do so only in accordance with the terms of this Agreement, the methods of distribution elected by such Holder, the Securities Act and the Exchange Act, and shall be responsible for the delivery of the Prospectus as may be required to any person to whom such Holder sells any of the Transfer Restricted Securities Each Holder, following the termination of the Shelf Registration Period, shall notify the Company, within 10 Business Days of a request by the Company, of the amount of the Transfer Restricted Securities sold pursuant to any Shelf Registration Statement and, in the absence of a response, the Company may assume that all of such Holder’s Transfer Restricted Securities were so sold.

Exhibit A-D-7

(b) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to any Holder Information.

(c) The Company, as promptly as reasonably practicable (but in any event within three Business Days following the occurrence of any of the events specified in (i) – (vii) below), shall notify the Initial Purchasers and each Holder and, if requested by you or any such Holder, confirm such notice in writing:

(i) when a Shelf Registration Statement or any post-effective amendment thereto or any Prospectus or any amendment or supplement thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective, which notice and confirmation may be made at the election of the Company by making a public announcement thereof by a press release;

(ii) of any request, following effectiveness of the Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information (other than any such request relating to a review of the Company’s Exchange Act filings);

(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threat of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Transfer Restricted Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

(v) of the occurrence (but not the nature of or details surrounding) any event or the existence of any condition or any information becoming known that requires the making of any changes in any Shelf Registration Statement or the Prospectus or any document incorporated by reference therein so that, as of such date, the statements therein are not

Exhibit A-D-8

misleading and any Shelf Registration Statement or the Prospectus or any document incorporated by reference therein, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event the Company promptly files a Prospectus supplement to update the Prospectus, a post-effective amendment to the Shelf Registration Statement or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in any case, contains the requisite information that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading;

(vi) of the Company’s determination that a post-effective amendment to the Shelf Registration Statement is necessary under applicable law; and

(vii) the determination by the Company that the filing of a Shelf Registration Statement will not be made pursuant to Section 2(g).

(d) The Company shall use its reasonable efforts to obtain (i) the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement and the use of any related Prospectus and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible time, and shall provide notice to each Holder and the Initial Purchasers of the withdrawal of any such orders or suspensions.

(e) The Company shall promptly furnish to the Initial Purchaser and each Holder, upon their request and without charge, at least one copy of any Shelf Registration Statement and any post-effective amendment thereto, excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto and any amendment or post-effective amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s or SEC’s website.

(f) During the Shelf Registration Period, the Company shall, promptly deliver to the Initial Purchasers, each Holder and any broker-dealers acting on their behalf, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in any Shelf Registration Statement, and any amendment or supplement thereto, as such person may reasonably request, except as provided in Section 3(q) hereof, and provided that the Company shall have no obligation to deliver to Initial Purchasers, each Holder and any broker-dealers acting on their behalf copies of any supplement or amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise available on the Company’s or SEC’s websites; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto in the manner set forth therein.

Exhibit A-D-9

(g) Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall use its reasonable efforts to qualify or cooperate with the Holders and their respective counsel in connection with the qualification (or exemption from registration or such qualification) of such Transfer Restricted Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Holders reasonably request in writing, and only upon such request, and shall use its reasonable efforts to maintain such qualification in effect so long as required during the Shelf Registration Period and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however that in no event shall the Company’s reasonable efforts include the registration of Transfer Restricted Securities in any jurisdiction within the United States under the securities or blue sky laws of such jurisdictions; and provided further that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or to (B) take any action which would subject it to service of process or taxation in any such jurisdiction where they are not then so subject.

(h) Unless any Transfer Restricted Securities shall be in book-entry only form, if requested by any Holder, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities (to the extent certificates for the Convertible Preferred Stock or the Common Stock issued upon conversion of Convertible Preferred Stock are issuable) sold pursuant to any Shelf Registration Statement free of any restrictive legends and registered in such names as such Holder may request at least one Business Day prior to settlement of sales of Transfer Restricted Securities pursuant to such Shelf Registration Statement; provided, however that such Holder shall be responsible for the payment of any taxes payable on account of any transfer to any person other than such Holder.

(i) Subject to the exceptions contained in (A) and (B) of Section 3(g) above, the Company shall use its reasonable efforts to cause the Transfer Restricted Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Transfer Restricted Securities as contemplated by any Shelf Registration Statement; without limitation to the foregoing, the Company shall use its reasonable efforts to provide all such information as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offering under any Shelf Registration Statement of the Transfer Restricted Securities, and shall cooperate with each Holder in connection with any filings required to be made with FINRA by such Holder in that regard. The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of Transfer Restricted Securities and Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of its Transfer Restricted Securities and shares of Common Stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission.

Exhibit A-D-10

(j) During any period when a Shelf Registration Statement is effective, upon the occurrence of any event described in Section 3(c)(v) or 3(c)(vi) hereof, the Company shall use its reasonable efforts to prepare and file with the SEC a post-effective amendment to any Shelf Registration Statement, or an amendment or supplement to the related Prospectus, or any document incorporated therein by reference, or file a document which is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Transfer Restricted Securities included therein, the Shelf Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its reasonable efforts to cause it to become effective as promptly as practicable.

(k) The Company shall provide, prior to the effective date of any Shelf Registration Statement hereunder (i) a CUSIP number for the Transfer Restricted Securities registered under such Shelf Registration Statement and (ii) global certificates for such Transfer Restricted Securities to the Transfer Agent, in a form eligible for deposit with DTC.

(l) The Company shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of any Shelf Registration Statement or each post-effective amendment to any Shelf Registration Statement, which such statements shall be made available no later than 45 days after the end of the 12-month period or 90 days after the end of the 12-month period, if the 12-month period coincides with the fiscal year of the Company.

(m) The Company shall use its reasonable efforts to cause all shares of Common Stock issuable upon mandatory conversion of the Convertible Preferred Stock to be approved for listing (upon official notice of issuance) or quotation, as applicable, on each securities exchange, automated quotation system or other market (if any) on which the Common Stock is then listed or quoted, as applicable, no later than the date the applicable Shelf Registration Statement is declared effective (or, if later, the date on which the Common Stock is listed or quoted, as applicable, on such securities exchange, automated quotation system or other market) and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

(n) The Company shall, if reasonably requested, use its reasonable efforts to promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders provide to the Company in writing and (ii) such information as a Holder may provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder’s Transfer Restricted Securities and, in either case, shall use its reasonable efforts to make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified in writing of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided that the Company shall not be required to take any action under this Section 3(n) that is not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

Exhibit A-D-11

(o) In the case of an underwritten offering provided by Section 7 below, the Company shall use its reasonable efforts to take all actions reasonably necessary, or reasonably requested by the holders of a majority of the Transfer Restricted Securities being sold in such underwritten offering, in order to expedite or facilitate disposition of such Transfer Restricted Securities; provided that the Company shall not be required to take any action in connection with an underwritten offering made without its consent.

(p) During any period when a Shelf Registration Statement is effective, if reasonably requested in writing in connection with any disposition of Transfer Restricted Securities pursuant to a Shelf Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the Holders of such Transfer Restricted Securities and any broker-dealers, attorneys and accountants retained by such Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, but excluding privileged information, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential or proprietary at the time of delivery of such information shall be kept confidential by such persons and such persons shall take such actions as are necessary to protect the confidentiality of such information, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality, and the Company may, at its option, require all such Holders and representatives to sign a confidentiality agreement in form and substance reasonably satisfactory to the Company with respect thereto prior to permitting access to such confidential or proprietary information.

(q) After any Shelf Registration Statement becomes effective, each Holder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vi), such Holder shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Transfer Restricted Securities and will not resume disposition of Transfer Restricted Securities until such Holder has received copies of an amended or supplemented Prospectus contemplated by Section 3(j) hereof upon request of such Holder, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, provided that the foregoing shall not prevent the sale, transfer or other disposition of Transfer Restricted Securities by a Holder in a transaction which is exempt from, or not subject to, the registration requirements of the Securities Act, so long as such Holder does not and is not required to deliver the applicable Prospectus or Shelf Registration Statement in connection with such sale, transfer or other disposition, as the case may be.

Exhibit A-D-12

(r) Each Holder shall promptly notify the Company of any inaccuracies in the information provided in such Holder’s Holder Information that may occur subsequent to the date thereof at any time while the Shelf Registration Statement remains effective and shall promptly provide to the Company in writing the necessary changes to such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof. Such fees and expenses shall include, without limitation: (i) all registration and filing fees and expenses (including filings made with FINRA); (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Convertible Preferred Stock) and the Company’s expenses for messenger and delivery services and telephone; (iv) all fees and disbursements of counsel to the Company and, in the case of the Shelf Registration Statement, and any amendment and supplement thereto, the fees and disbursements (not exceeding $50,000 in the aggregate) of the counsel for ~~the Initial Purchasers and~~ the Holders (which counsel shall initially be Simpson Thacher & Bartlett LLP until such time as the Majority Holders shall have elected a different counsel); (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange, automated quotation system or other market pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company. The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4, each Holder shall bear the expense of any broker’s commission, agency fee and underwriter’s discount or commission (including, without limitation, the expenses related to the engagement of a “qualified independent underwriter”), if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement.

5. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder named in any Shelf Registration Statement (including, without limitation, the Initial Purchasers), and each person, if any, who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 5 as a “Holder”), from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or in any Prospectus, or any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary, in the case of any Prospectus in light of the circumstances under which they were made, to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in

Exhibit A-D-13

reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein or such information provided by the Majority Holders pursuant to Section 3(n); provided that the foregoing indemnity with respect to any Shelf Registration Statement, or any Prospectus, shall not inure to the benefit of any Holder (or the benefit of any person controlling such Holder) from whom the person asserting any such losses, claims, damages or liabilities purchased the securities concerned, to the extent that any such loss, claim, damage or liability of the Holders occurs under the circumstance where it shall have been established that (w) the Company had previously furnished copies of the Prospectus, and any amendments and supplements thereto, to the Holder (to the extent such Holder has previously requested such copies), (x) delivery of the Prospectus, and any amendment or supplements thereto, was required by the Securities Act to be made to such person, (y) the untrue statement or omission of a material fact was corrected in the Prospectus or amendments or supplements thereto and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of such Prospectus or amendments or supplements thereto.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, officers, employees and agents of such controlling persons, to the same extent as the foregoing indemnity from the Company to the Holders, but only with regard to such information furnished to the Company in writing by such Holder expressly for use therein.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Holders and such control persons of the Holders shall be designated in writing by the Initial Purchasers and any such separate firm for the Company, its directors and such control persons of the Company shall be designated in

Exhibit A-D-14

writing by the Company. The Indemnifying Person shall not be liable for any settlement of any pending or threatened proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify in accordance with Section 5(a) or 5(b) above, as the case may be, any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending proceeding in respect of which any Indemnified Person is a party or of any threatened proceeding in respect of which any Indemnified Person could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand with respect to the sale by such Holder of Convertible Preferred Stock or Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of such Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses). Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers in the Initial Placement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving shares of Convertible Preferred Stock or Common Stock, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such losses, claims, damages or liabilities. The relative fault of the Company on the one hand and such Holder on the other shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 5. The amount paid or payable by an Indemnified Person as a result of losses, claims, damages and

Exhibit A-D-15

liabilities referred to in paragraph (d) of this Section 5 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person not otherwise reimbursed in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall any Holder be required to contribute any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(g) The indemnity and contribution agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder or by or on behalf of the Company, its officers or directors or any other person controlling the Company, and the indemnity and contribution agreements contained in this Section 5 shall survive the sale by a Holder of Transfer Restricted Securities covered by a Shelf Registration Statement.

6. Rule 144A. The Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner so long as the Transfer Restricted Securities remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Holder or beneficial owner of Transfer Restricted Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any Transfer Restricted Securities remain outstanding, it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144A or any other exemption then available. Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Nothing in this Section 6 shall be deemed to require the Company to register any of its securities under the Exchange Act.

7. Underwritten Offering.

(a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the underwritten offering will be selected by the Majority Holders of such Transfer Restricted Securities included in such underwritten offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts

Exhibit A-D-16

(and any other expenses of the underwriters not borne by the underwriters themselves) in connection therewith; provided, however, that notwithstanding anything contained in this Agreement to the contrary, the Company shall be under no obligation to participate in any underwritten offering with respect to the Transfer Restricted Securities and no underwritten offering shall be effected pursuant to this Agreement without the prior written consent of the Company.

(b) No Holder may participate in any underwritten offering hereunder unless such person (i) agrees to sell such Holder’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Miscellaneous.

(a) No Inconsistent Agreements. The Company ~~has not, as of the date hereof, entered into nor shall it,~~ shall not, on or after the ~~date hereof~~ Amendment Effective Time, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its securityholders the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

(b) Amendments and Waivers. Except as provided in the next paragraph, this Agreement, including this Section 8(b), may be amended, modified or supplemented, and waivers or consents to depart from the provisions hereof may be given, only by the written consent of the Company and the Majority Holders; provided that with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company shall obtain the written consent of the Initial Purchasers against which such amendment, supplement, waiver or consent is to be effective. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders (giving effect to the second proviso of the definition thereof).

Notwithstanding the foregoing two sentences, (i) this Agreement may be amended by written agreement signed by the Company and the Initial Purchasers, without the consent of the Majority Holders, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Transfer Restricted Securities. Each Holder of Transfer Restricted Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Transfer Restricted Securities or is delivered to such Holder.

Exhibit A-D-17

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery; certified mail, return receipt requested; air courier guaranteeing overnight delivery or sent by email:

(i) if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement;

(ii) if to any other Holder, at the most current address of such Holder maintained by the Transfer Agent (provided that while the Convertible Preferred Stock or the Common Stock are in book-entry form, notice to the Transfer Agent shall serve as notice to the Holders); and

(iii) if to the Company, to:

~~WMI Holdings~~ WMIH Corp.

Charles E. Smith, ~~Interim Chief~~ Executive ~~Officer~~ Vice President

Fifth Avenue Plaza

~~1201 Third~~ 800 Fifth Avenue, Suite ~~3000~~4100

Seattle, Washington ~~98101~~98104

~~Attn: Chief Executive Officer~~

email: chad.smith@wamuinc.net

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036-6745

Attn: Kerry E. Berchem, Esq.

e-mail: kberchem@akingump.com

All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail, provided that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8(c) or (ii) the receiving party delivers a written confirmation of receipt for such notice by email or any other method described in this Section 8(c).

The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

Exhibit A-D-18

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, ~~including the successor to WMI Holdings Corp. resulting from an expected merger into a Delaware corporation upon a reincorporation,~~ without the need for an express assignment or any consent by the Company or subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may enforce the provisions of this Agreement as if an original party hereto. In the event that any other person shall succeed to the Company’s interests and obligations, ~~except for the reincorporation set forth in the first sentence of this Section 8(d),~~ then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Initial Purchasers, whereby such successor shall assume all of the Company’s obligations under this Agreement.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

(h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for any liabilities or obligations under Section 2(e), 4 or 5 to the extent arising prior to the end of the Shelf Registration Period.

Exhibit A-D-19

Exhibit E

Form of Requisite Series B Stockholder Consent

WMIH CORP.

WRITTEN CONSENT

OF SERIES B PREFERRED STOCKHOLDERS

The undersigned investors, each being the holder of the number of shares of 5.00% Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), of WMIH Corp., a Delaware corporation (the “Company”), set forth below its signature, and in the aggregate such holders holding greater than fifty percent (50%) of the issued and outstanding Series B Preferred Stock do hereby consent to the following actions and adopt the following resolutions by written consent in lieu of a meeting, and agree that said resolutions shall have the same force and effect as if duly adopted at a meeting held for that purpose all in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 2.12 of the Amended and Restated Bylaws of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Company’s existing Amended and Restated Certificate of Incorporation (the “Original Charter”).

WHEREAS, the Original Charter provides that unless an extension under Section 6(b) of Article VI to the Mandatory Redemption Date has occurred, the Mandatory Redemption Date of the Series B Preferred Stock occurs on January 5, 2018, which is the third anniversary of the Issue Date;

WHEREAS, provided that a Qualified Acquisition has not occurred on or before 12:00 a.m., New York City time, on January 5, 2018, the Company desires, effective as of 12:00 a.m., New York City time, on January 5, 2018 (the “Amendment Time”), to amend certain terms of the Series B Preferred Stock, including, among other things, the conversion price, the mandatory redemption date, dividends, a special distribution of Common Stock of the Company, par value $0.00001 per share, upon the consummation of an Acquisition (as defined in the Charter) and the definition of “Acquisition” in Article VI, pursuant to and in accordance with an amendment to Article VI of the Amended and Restated Certificate of Incorporation (as amended, modified, restated or supplemented from time to time, the “Charter”) of the Company as set forth in the Certificate of Amendment attached hereto as Annex 1 (the “Amendment”);

WHEREAS, to the extent that the adoption of the Amendment or any of the transactions related thereto could be deemed a related party transaction, the Audit Committee of the Board of Directors of the Company (the “Board”) has approved of any such potential related party transactions;

WHEREAS, the Finance Committee of the Board has reviewed the Amendment, had the opportunity to consult with management, advisors and experts with respect thereto, and has submitted the Amendment for approval to the Board with the recommendation that the Board adopt and approve the Amendment and the transactions contemplated thereby;

WHEREAS, the Board has reviewed the Amendment, had the opportunity to consult with management, advisors and experts with respect thereto, approved and declared advisable the Amendment and the transactions contemplated thereby, and, resolved to submit the Amendment to the holders of Series B Preferred Stock for their approval of the adoption thereof, with the recommendation that such holders approve the adoption of the Amendment and the transactions contemplated thereby;

WHEREAS, the undersigned investors consent to and approve the registration rights provided by the Company in connection with the Amendment as set forth in the First Amendment to the Company’s existing registration rights agreement attached hereto as Annex 2 (the “Registration Rights”);

WHEREAS, in accordance with the Charter and the DGCL, the affirmative vote or written consent of the holders of a majority of the voting power of the outstanding shares of Series B Preferred Stock is required to amend Article VI of the Charter; and

WHEREAS, in accordance with the Charter and the DGCL, the undersigned investors constituting at least a majority of the voting power of the outstanding shares of Series B Preferred Stock desire to consent to, approve, and adopt the Amendment.

NOW, THEREFORE, BE IT RESOLVED, the Amendment be, and it hereby is, consented to, approved and adopted.

RESOLVED, FURTHER, that the Registration Rights be, and they hereby are, consented to and approved.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date set forth below its signature below. This written consent may be executed in one or more counterparts and shall be filed with the minutes of the proceedings of the stockholders of the Corporation. By executing below, the undersigned hereby represents and warrants to the Company that, as of December         , 2017, it beneficially owns and has the right to vote the number and type of securities set forth below its signature.

[INVESTOR]

By:
Name:
Title:
Date:
Number of shares of Series B Preferred Stock

Annex 1

Amendment to the Charter

[SEE EXHIBIT A TO THIS TERM SHEET]

Annex 2

First Amendment to Registration Rights Agreement

[SEE EXHIBIT D TO THIS TERM SHEET]

Exhibit F

Form of Letter Agreement with KKR

LETTER AGREEMENT

This Letter Agreement (this “Agreement”) is made and entered into as of December __, 2017, by and among WMIH Corp., a Delaware corporation (the “Company”), KKR Fund Holdings L.P. (“KKR Fund”) and KKR Wand Investors L.P. (“KKR Wand”, and together with KKR Fund, each a “Shareholder Party”) (each of the Company and each Shareholder Party, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, KKR Fund owns (i) Warrants to purchase, in the aggregate, 61,400,000 shares of Common Stock and (ii) 1,000,000 shares of Series A Preferred Stock of the Company;

WHEREAS, as of the date hereof, KKR Wand owns 200,000 shares of Series B Preferred Stock of the Company;

WHEREAS, as of the date hereof, the Company has received the requisite consent of the holders of Series B Preferred Stock and as soon as practicable will take all necessary action to file the Amendment with the Secretary of State of the State of Delaware;

WHEREAS, the 2018 Amended Charter will be effective at the Amendment Effective Time unless a Qualified Acquisition has occurred prior to such time, in which case, such Amendment Effective Time shall not occur.

WHEREAS, as of the date hereof, the Parties have determined to come to an agreement relating to the matters set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Consent Right.

For the period commencing on the date hereof and ending on the date that is eighteen (18) months following the Amendment Effective Time, for so long as (1) KKR Fund has not Transferred any, and together with the KKR Affiliates continues to beneficially own (with the unencumbered right to vote) all, of the Series A Preferred Stock it owns as of the date hereof, (2) KKR Fund has not Transferred any, and together with the KKR Affiliates continues to beneficially own (with the unencumbered right to vote) all, Warrants it owns as of the date hereof or any of the Common Stock issuable upon the exercise thereof, and (3) KKR Wand has not

Transferred, in the aggregate, more than, and together with the KKR Affiliates continues to beneficially own (with the unencumbered right to vote) at least, 50% of the Series B Preferred Stock it owns as of the date hereof, the Company shall not enter into a definitive agreement with respect to any Target Acquisition without the prior written consent of KKR Fund; provided, however, that if KKR Fund does not give written notice to the Company of its approval of, or objection to, a proposed Target Acquisition within five (5) Business Days of having received notice of the material definitive terms of such Target Acquisition, KKR Fund shall be deemed to have approved such Target Acquisition and the Company may pursue such Target Acquisition, including by entering into a definitive material agreement in respect thereof, without the prior written consent of KKR Fund hereunder. For the avoidance of doubt, after the date that is eighteen (18) months following the Target Amendment Effective Time, KKR Fund shall have no consent rights hereunder with respect to any Target Acquisition.

SECTION 2. Additional Agreements.

The Company represents and warrants to KKR Fund and KKR Wand (collectively, “KKR”) that the Board has determined, in accordance with Section 2(b) of Article VIII of the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time, including by the Amendment, the “Charter”) and Section 3(e)(B) of Article VI of the Amendment, that the restrictions set forth (i) in Section 2(a) of Article VIII (that the Percentage Stock Ownership of a Person that, prior to giving effect to the purported Securities Acquisition, is a Substantial Holder would be increased) and (ii) in Section 3(e)(B) of Article VI of the Amendment, shall not apply with respect to:

(w) the issuance of any Common Stock to KKR Wand (i) in respect of a Regular Dividend on the 200,000 shares of Amended Series B Preferred Stock owned by KKR Wand on the date hereof or (ii) in respect of a Special Distribution upon the consummation of an Acquisition in accordance with the terms of Section 5(a) of Article VI of the Amendment in respect of the 200,000 shares of Amended Series B Preferred Stock owned by KKR Wand on the date hereof;

(x) any deemed Securities Acquisition of Amended Series B Preferred Stock resulting from the Amendment;

(y) any deemed Securities Acquisition by KKR Wand attributable solely to the mandatory conversion of Amended Series B Preferred Stock pursuant to the terms and conditions of the Charter, subject to the limitations expressly set forth therein, and any Securities Acquisition by KKR Fund of Common Stock upon exercise of the Warrants; and

(z) KKR Fund’s continued status as a permitted Substantial Holder with respect to the Series A Preferred Stock and the Warrants owned thereby and KKR Wand’s continued status as a permitted Substantial Holder with respect to the 200,000 shares of Amended Series B Preferred Stock owned thereby, in each case as of the date hereof.

In accordance with Section 2(b) of Article VIII of the Charter, the Board has waived the restrictions imposed in Article VIII of the Charter to the extent set forth in this Section 2. The Company further covenants that the Board shall not make a determination that would have the effect of reversing or withdrawing the determinations made in (x), (y) or (z) above, and that the Board shall not make a determination in accordance with Section 3(e)(B) of Article VI of the Amendment that is inconsistent with this Section 2. Notwithstanding the foregoing, the parties agree and acknowledge that with respect to the determination set forth in (w) above, the Board may reverse or withdraw such determination if (A) not taking into account any future potential Target Acquisition or Pending Acquisition (as defined below), the Board determines, in the exercise of its fiduciary duties, that the continuance of such determination set forth in (w) above would result, or would be expected to result, in an “ownership shift” for purposes of Section 382 of the Internal Revenue Code of 1986, as may be amended from time to time, or other material impairment of or to the Company’s Tax Benefits (as defined in the Charter) that, in either case, would not be in the best interests of the Company’s stockholders (a “Material Impairment”) or (B) in connection with any Pending Acquisition, the Board determines that such determination set forth in (w) above would result, or would be expected to result, in a Material Impairment. A “Pending Acquisition” means a Target Acquisition for which the Company has entered into definitive documentation or has agreed upon material terms in negotiations that the Board reasonably believes will result in the execution and delivery of definitive documentation consistent with such terms.

For the avoidance of doubt, (i) the Board’s determination regarding the foregoing (w), (x), (y) and (z) and the Board’s waiver of the restrictions imposed in Article VIII of the Charter as set forth in this Section 2, shall not apply with respect to any Transferee of such Series A Preferred Stock, Amended Series B Preferred Stock or Warrants or of any Common Stock issued in respect of any of them and (ii) shall not be deemed to be an authorization of a Transfer of Series A Preferred Stock, Amended Series B Preferred Stock or Warrants or of any Common Stock issued in respect of any of them.

SECTION 3. Representations and Warranties of the Company.

The Company represents and warrants to each Shareholder Party that: (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

SECTION 4. Representations and Warranties of Each Shareholder Party.

Each Shareholder Party represents and warrants to the Company that (a) the authorized signatory of such Shareholder Party set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Shareholder Party thereto, (b) this Agreement has been duly authorized, executed and delivered by such Shareholder Party, and is a valid and binding obligation of such Shareholder Party, enforceable against such Shareholder Party in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of such Shareholder Party as currently in effect, (d) the execution, delivery and performance of this Agreement by such Shareholder Party does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to such Shareholder Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, (e) except as disclosed herein, as of the date hereof, such Shareholder Party currently has no right to acquire, or any interest in, any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), (f) that as of the date hereof, KKR Fund owns all rights, title and interest in and to (i) Warrants to purchase 64,100,000 shares of Common Stock and (ii) 1,000,000 shares of Series A Preferred Stock, and in each case has not granted to any other person or created any liens, charges, security interests, claims, mortgages, pledges, encumbrances, deeds of trust, judgments, restrictions, voting trusts or other restrictions on title or transfer (collectively, “Liens”) therein, thereon or in respect thereof, (g) that as of the date hereof, KKR Wand owns all rights, title and interest in and to 200,000 shares of Series B Preferred Stock, and has not granted to any other person or created any Liens therein, thereon or in respect thereof and (i) other than the securities set forth in subparagraphs (f) and (g) of this Section 4, neither KKR Fund nor KKR Wand own, beneficially or otherwise, any other WMIH Securities.

SECTION 5. Expenses.

Each Party shall be responsible for its own fees and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

SECTION 6. Specific Performance.

Each of the members of each Shareholder Party and each Shareholder Party, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury might not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each Shareholder Party (or any of the entities and natural persons listed in the signature pages hereto), on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This SECTION 6 is not the exclusive remedy for any violation of this Agreement.

SECTION 7. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

SECTION 8. Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated). The addresses for such communications shall be:

If to the Company:

WMIH Corp.

800 Fifth Avenue, Suite 4100

Seattle, WA 98104

Attention:       Charles Edward Smith

Telephone:     (206) 922-2957

Email:             chad.smith@wamuinc.net

With a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention:       Kerry E. Berchem

Telephone:     (212) 872-1000

Email:             kberchem@akingump.com

If to a Shareholder Party:

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

Suite 4200

New York, New York 10019

Attention:       Chris Harrington

Telephone:     (212) 750-8300

Email:             chris.harrington@kkr.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:       Gary I. Horowitz

Telephone:     (212) 455-2000

Email:             ghorowitz@stblaw.com

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:       Elizabeth Cooper

Telephone:     (212) 455-2000

Email:             ecooper@stblaw.com

SECTION 9. Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 10. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

SECTION 11. Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries.

This Agreement contains the entire understanding of the Parties hereto with respect to this subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications, amendments or waivers of this Agreement can be made except in writing signed by an authorized representative of each Party. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of a Shareholder Party, the prior written consent of the Company, and with respect to the Company, the prior written consent of each Shareholder Party. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons.

SECTION 12. Termination.

This Agreement shall remain in full force and effect until the Mandatory Redemption Date as such date may be extended under the terms of the 2018 Amended Charter.

SECTION 13. Definitions.

“2018 Amended Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended by the Amendment.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

“Amended Series B Preferred Stock” means the Amended 5.00% Series B Convertible Preferred Stock, par value $0.00001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spinoff or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Amendment” means the Certificate of Amendment relating to the amendments concerning the Amended Series B Convertible Preferred Stock.

“Amendment Effective Time” has the meaning set forth in the 2018 Amended Charter.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close or be closed.

“Charter” has the meaning set forth in Section 2 of this Agreement.

“Common Stock” means the common stock, par value $0.00001 per share of the Company.

“Company” shall have the meaning set forth in the Recitals.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Controlled Affiliate” means, with respect to any Person, any Affiliate of such Person that is, directly or indirectly, controlled by such Person.

“Director” means a director of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“KKR Affiliate” means any affiliate of KKR Fund that is controlled by, or under common control with, KKR Fund.

“Liens” shall have the meaning set forth in Section 4.

“Mandatory Conversion Date” shall have the meaning set forth in the 2018 Amended Charter.

“Mandatory Redemption Date” shall have the meaning set forth in the 2018 Amended Charter.

“Material Impairment” shall have the meaning set forth in Section 2 of this Agreement.

“Moving Party” shall have the meaning set forth in Section 6.

“Participating Dividends” shall have the meaning set forth in the 2018 Amended Charter.

“Pending Acquisition” shall have the meaning set forth in Section 2 of this Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Preferred Stock” means the Series A Preferred Stock and the Amended Series B Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spinoff or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Qualified Acquisition” shall have the meaning set forth in the 2018 Amended Charter.

“Regular Dividends” shall have the meaning set forth in the 2018 Amended Charter.

“Securities Acquisition” shall have the meaning ascribed to the term “Acquisition” set forth in Article VIII of the 2018 Amended Charter.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.00001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spinoff or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Series B Preferred Stock” means the 3.00% Series B Convertible Preferred Stock, par value $0.00001 per share, of the Company, including as may be amended to become the Amended Series B Preferred Stock.

“Shareholder Party” shall have the meaning set forth in the Recitals.

“Special Distribution” shall have the meaning set forth in the 2018 Amended Charter.

“Target Acquisition” shall have the meaning ascribed to the term “Acquisition” set forth in Article VI of the 2018 Amended Charter.

“Tranche A Warrants” means warrants to purchase 30,700,000 shares of Common Stock at an exercise price of $1.32 per share.

“Tranche B Warrants” means warrants to purchase 30,700,000 shares of Common Stock at an exercise price of $1.43 per share.

“Transfer” means with respect to any security or instrument, any voluntary or involuntary sale, assignment, transfer, grant of a participation in, pledge, hypothecation or disposition of, including, without limitation, by way of entry into any swap or other agreement or transaction that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such security or instrument, or the consummation of any such transactions, in each case other than to a KKR Affiliate.

“Warrants” means the Tranche A Warrants and the Tranche B Warrants.

“WMIH Securities” means the Warrants, Common Stock and/or Preferred Stock of the Company.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

WMIH CORP.

By:
Name:	Charles Edward Smith
Title:	Executive Vice President

[Signature Page to Letter Agreement with KKR]

KKR Wand Investors L.P.

By:
Name:
Title:

[Signature Page to Letter Agreement with KKR]

KKR Fund Holdings L.P.

By:
Name:
Title:

[Signature Page to Letter Agreement with KKR]